Exhibit 2.1 Execution Version AGREEMENT AND PLAN OF MERGER by and among TYLER TECHNOLOGIES, INC., TOPOS ACQUISITION, INC., and NIC INC. Dated as of February 9, 2021

i TABLE OF CONTENTS ARTICLE I DEFINITIONS ......................................................................................................................... 1  1.1  Definitions. ............................................................................................................................. 1  1.2  Interpretation. ......................................................................................................................... 1  ARTICLE II THE MERGER ........................................................................................................................ 2  2.1  The Merger. ............................................................................................................................ 2  2.2  Closing. .................................................................................................................................. 2  2.3  Effective Time. ...................................................................................................................... 2  2.4  Effects of the Merger. ............................................................................................................ 2  2.5  Certificate of Incorporation and Bylaws. ............................................................................... 2  2.6  Directors and Officers. ........................................................................................................... 2  ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT COMPANIES ...................................................................................................... 3  3.1  Effect of the Merger on Capital Stock. .................................................................................. 3  3.2  Dissenting Shares. .................................................................................................................. 3  3.3  Payment; Stock Certificates. .................................................................................................. 4  3.4  Treatment of Restricted Stock Awards; ESPP. ...................................................................... 6  3.5  Withholding. .......................................................................................................................... 7  ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NIC ........................................................ 7  4.1  Due Organization and Qualification. ..................................................................................... 8  4.2  Power and Authority; Authorization. ..................................................................................... 8  4.3  No Violation; Governmental Consents. ................................................................................. 9  4.4  Capitalization. ........................................................................................................................ 9  4.5  Subsidiaries. ......................................................................................................................... 10  4.6  SEC Reports and Financial Statements. ............................................................................... 11  4.7  Internal Controls and Procedures. ........................................................................................ 12  4.8  Undisclosed Liabilities. ........................................................................................................ 12  4.9  Assets. .................................................................................................................................. 12  4.10  Material Contracts. ............................................................................................................... 13  4.11  Customers and Suppliers. ..................................................................................................... 16  4.12  Intellectual Property. ............................................................................................................ 16  4.13  Privacy and Data Protection. ................................................................................................ 18  4.14  Environmental Matters. ........................................................................................................ 19  4.15  Labor and Employment. ....................................................................................................... 20  4.16  Employee Benefit Plans ....................................................................................................... 20  4.17  Insurance. ............................................................................................................................. 23  4.18  Compliance with Law; Permits. ........................................................................................... 23  4.19  Litigation. ............................................................................................................................. 23  4.20  Taxes. ................................................................................................................................... 24  4.21  Absence of Changes. ............................................................................................................ 25  4.22  Brokers. ................................................................................................................................ 25  4.23  Takeover Statutes. ................................................................................................................ 25  4.24  Information Supplied. .......................................................................................................... 25

4.25	No Implied Representations.	26
4.26	Opinion of Financial Advisor.	26
4.27	No Other Representations.	26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE TYLER ENTITIES 26

5.1	Due Organization and Qualification.	26
5.2	Power and Authority; Authorization.	27
5.3	No Violation; Governmental Consents.	27
5.4	SEC Reports.	28
5.5	Undisclosed Liabilities.	28
5.6	Absence of Changes.	28
5.7	Ownership and Prior Operations of Merger Sub.	28
5.8	Sufficient Funds.	28
5.9	Stock Ownership.	29
5.10	Information Supplied.	29
5.11	No Other Representations.	29

ARTICLE VI CERTAIN COVENANTS 30

6.1	Conduct of Business by NIC Pending the Closing.	30
6.2	Conduct of Business by Tyler Pending the Closing.	33
6.3	No Solicitation by NIC.	34
6.4	Preparation of the Proxy Statement; NIC Stockholders Meeting.	37
6.5	Access to Information; Notification of Certain Matters.	38
6.6	Reasonable Best Efforts.	39
6.7	Publicity.	41
6.8	Director and Officer Indemnification and Insurance.	41
6.9	Takeover Statutes.	43
6.10	Obligations of Merger Sub.	43
6.11	Employee Matters.	43
6.12	Stockholder Litigation.	44
6.13	Delisting.	45
6.14	Director Resignations.	45
6.15	Financing Cooperation.	45
6.16	Treatment of NIC Indebtedness.	47
6.17	Section 16 Matters.	47

ARTICLE VII CONDITIONS PRECEDENT 48

7.1	Conditions to Each Party's Obligation to Effect the Merger.	48
7.2	Conditions to Obligations of the Tyler Entities.	48
7.3	Conditions to Obligation of NIC.	49

ARTICLE VIII TERMINATION 50

8.1	Termination.	50
8.2	Effect of Termination.	51

ARTICLE IX GENERAL PROVISIONS 52

9.1	Notices.	52
9.2	Entire Agreement; Third-Party Beneficiaries.	53

ii

iii 9.3  Amendment and Modification; Waiver. .............................................................................. 54  9.4  Assignment. ......................................................................................................................... 54  9.5  Non-Survival of Representations and Warranties. ............................................................... 54  9.6  Expenses. ............................................................................................................................. 54  9.7  Governing Law; Consent to Jurisdiction.............................................................................. 54  9.8  Waiver of Jury Trial. ............................................................................................................ 56  9.9  Severability. ......................................................................................................................... 56  9.10  Non-Recourse. ..................................................................................................................... 56  9.11  Enforcement; Remedies. ...................................................................................................... 57  9.12  Counterparts. ........................................................................................................................ 57  Annex I – Defined Terms Annex II – Interpretation

1 AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 9, 2021, is by and among Tyler Technologies, Inc., a Delaware corporation (“Tyler”), Topos Acquisition, Inc., a Delaware corporation wholly owned by Tyler (“Merger Sub”) (Tyler and Merger Sub are sometimes collectively referred to as the “Tyler Entities” and individually as a “Tyler Entity”), and NIC Inc., a Delaware corporation (“NIC”). Tyler, Merger Sub, and NIC are sometimes referred to collectively herein as the “Parties” and individually as a “Party.” RECITALS A. It is proposed that Merger Sub shall merge with and into NIC, with NIC surviving the merger as a wholly owned Subsidiary of Tyler (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which each share of NIC Common Stock issued and outstanding immediately prior to the Effective Time, other than Cancelled Shares and Dissenting Shares, will be converted into the right to receive the Merger Consideration. B. The board of directors of NIC (the “NIC Board of Directors”) unanimously (i) determined that the terms of this Agreement and the transactions contemplated hereby (the “Transactions”), including the Merger, are fair to, and in the best interests of, NIC and its stockholders (the “NIC Stockholders”), (ii) approved the execution and delivery by NIC of this Agreement, the performance by NIC of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein, and (iii) resolved to recommend that the NIC Stockholders adopt this Agreement (the “NIC Board Recommendation”). C. The boards of directors of each of Tyler and Merger Sub have determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Tyler, Merger Sub, and their respective stockholders and approved this Agreement, and Tyler as the sole stockholder of Merger Sub has adopted this Agreement. D. The Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions. NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the Parties agree as follows: ARTICLE I DEFINITIONS 1.1 Definitions. Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings given such terms in Annex I. 1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms and provisions of this Agreement shall be interpreted in accordance with Annex II.

2 ARTICLE II THE MERGER 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into NIC at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and NIC shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). 2.2 Closing. The closing of the Merger (the “Closing”) shall take place by means of a virtual closing through electronic exchange of documents and signatures at 9:00 a.m., Central Time, on the second Business Day after the satisfaction or, to the extent permitted by applicable Law, waiver of the last of the conditions set forth in ARTICLE VII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), unless another date or place is agreed to in writing by Tyler and NIC. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” 2.3 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, the Tyler Entities and NIC shall file with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the “Merger Filing”), and shall make all other filings and recordings required under the DGCL. The Merger shall become effective at such date and time as the Merger Filing is filed with the Secretary of State of the State of Delaware. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.” 2.4 Effects of the Merger. The Merger shall have the effects set forth herein, in the Merger Filing and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of NIC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of NIC and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation. 2.5 Certificate of Incorporation and Bylaws. (a) At the Effective Time, subject to Section 6.8, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof; provided, however, that the Certificate of Incorporation of Merger Sub shall be amended at the Effective Time to change the name of the corporation set forth therein from “Topos Acquisition, Inc.” to “NIC Inc.” (b) At the Effective Time, subject to Section 6.8, the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with terms thereof; provided, however, that the Bylaws of Merger Sub shall be amended at the Effective Time to change the name of the corporation set forth therein from “Topos Acquisition, Inc.” to “NIC Inc.” 2.6 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

3 ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT COMPANIES 3.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any shares of NIC Common Stock or any capital stock of Merger Sub: (a) Cancellation of Cancelled Shares. Each share of NIC Common Stock issued and outstanding immediately prior to the Effective Time that is owned by either Tyler Entity or any of their respective Subsidiaries and each share of NIC Common Stock that is owned by NIC or any NIC Subsidiary, including shares of NIC Common Stock held as treasury stock (collectively, the “Cancelled Shares”), shall automatically be canceled at the Effective Time and shall cease to exist, and no consideration shall be delivered in exchange therefor. (b) Conversion of NIC Common Stock. Each share of NIC Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) Cancelled Shares, (B) such shares that are Dissenting Shares, and (C) shares of NIC Common Stock subject to the Assumed RSAs) shall be converted into the right to receive $34.00 in cash (the “Merger Consideration”), without interest thereon, which shall be payable in accordance with Section 3.3. At the Effective Time, all such shares of NIC Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Stock Certificate or Book-Entry Share that immediately prior to the Effective Time represented any such shares of NIC Common Stock shall cease to have any rights with respect thereto, except the right to receive, subject to the terms and conditions of this Agreement, the Merger Consideration. (c) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. (d) Adjustments. The Merger Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into NIC Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of NIC Common Stock outstanding after the date hereof and prior to the Effective Time. Nothing in this Section 3.1(d) shall be construed to permit NIC to take any action with respect to its securities that is prohibited by the terms of this Agreement. 3.2 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 3.1, shares of NIC Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to and has properly demanded appraisal of such shares of NIC Common Stock in accordance with Section 262 of the DGCL (such shares of NIC Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws, or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares of NIC Common Stock) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such consideration as may be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of NIC Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section 3.1, without interest thereon, and such shares of NIC Common Stock shall not be deemed

4 Dissenting Shares. NIC shall provide Tyler (a) prompt written notice of any demands received by NIC for appraisal of shares of NIC Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to NIC prior to the Effective Time pursuant to the DGCL that relates to such demand, and (b) the opportunity and right to participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of the DGCL (it being understood that, subject to good-faith consultation with Tyler, NIC will have the right to direct and control any such negotiations and proceedings). NIC shall not, except with the prior written consent of Tyler, (i) make any payment with respect to any such demand, (ii) offer to settle or settle any such demand or (iii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL. 3.3 Payment; Stock Certificates. (a) Payment Fund; Paying Agent. Prior to the Effective Time, Tyler shall designate a bank or trust company reasonably acceptable to NIC to act as its paying agent in connection with the Merger (the “Paying Agent”). At or immediately after the Effective Time, Tyler shall deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient to pay the aggregate Merger Consideration in accordance with Section 3.1 (the “Exchange Fund”) in trust for the sole benefit of the holders of NIC Common Stock. In the event the Exchange Fund shall be insufficient to pay the aggregate Merger Consideration in accordance with Section 3.1, Tyler shall promptly deposit, or cause to be deposited, additional cash with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment. Tyler shall cause the Paying Agent to make, and the Paying Agent shall make, delivery of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Section 3.3. The Exchange Fund shall be invested by the Paying Agent as reasonably directed by Tyler; provided, however, that any such investment (i) shall not relieve Tyler from making any payments required by this Agreement, (ii) shall not have a maturity that could prevent or delay any payments to be made pursuant to this Agreement, (iii) shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and (iv) no such investment or loss thereon shall affect the amounts payable to holders of Stock Certificates or Book-Entry Shares pursuant to this ARTICLE III. Any interest and other income resulting from such investments shall be paid to Tyler. Tyler shall, or shall cause the Surviving Corporation to, pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of NIC Common Stock for the Merger Consideration. (b) Payment Procedures. (i) NIC Common Stock Certificates. Promptly after the Effective Time (and in no event later than four Business Days after the Closing Date), Tyler shall cause the Paying Agent to mail to each holder of record of a Stock Certificate and whose shares of NIC Common Stock were converted pursuant to Section 3.1 into the right to receive the Merger Consideration (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Stock Certificates shall pass, only upon delivery of the Stock Certificates (or affidavits of loss in lieu thereof and, if required by Tyler, an indemnity bond) to the Paying Agent and shall be in such form and have such other provisions as Tyler may reasonably specify and (B) instructions for effecting the surrender of the Stock Certificates (or affidavits of loss in lieu thereof and, if required by Tyler, an indemnity bond) in exchange for payment of the Merger Consideration into which such shares of NIC Common Stock have been converted pursuant to Section 3.1. Upon surrender of a Stock Certificate (or an affidavit of loss in lieu thereof and, if required by Tyler, an indemnity bond) for cancellation to the Paying Agent, together with such letter of transmittal duly

5 completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Stock Certificate shall be entitled to receive in exchange therefor, and Tyler shall cause the Paying Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, the Merger Consideration therefor pursuant to the provisions of this ARTICLE III for each share of NIC Common Stock formerly represented by such Stock Certificate, and the Stock Certificate (or affidavit of loss in lieu thereof and, if required by Tyler, an indemnity bond) so surrendered shall be forthwith cancelled. The Paying Agent shall accept such Stock Certificates (or affidavits of loss in lieu thereof and, if required by Tyler, an indemnity bond) upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Stock Certificate is registered, it shall be a condition precedent of payment that (A) the Stock Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Stock Certificate surrendered or shall have established to the reasonable satisfaction of Tyler that such Tax either has been paid or is not required to be paid. (ii) Book-Entry Shares. Any holder of any Book-Entry Shares and whose shares of NIC Common Stock were converted pursuant to Section 3.1 into the right to receive the Merger Consideration shall not be required to deliver a Stock Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and Tyler shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (and in any event within three Business Days following the Effective Time), the Merger Consideration pursuant to the provisions of this ARTICLE III for each share of NIC Common Stock formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged shall be forthwith cancelled. With respect to Book-Entry Shares, Tyler and NIC shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as reasonably practicable after the Effective Time (and in any event within three Business Days following the Effective Time), upon surrender of shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration for each such share. In the event that the transfer of a Book-Entry Share is not registered in the transfer or stock records of NIC or payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Book-Entry Share is registered, it shall be a condition precedent of payment that the Person requesting such payment shall have (A) provided the Paying Agent the Book-Entry Share formerly representing such shares of NIC Common Stock, accompanied by all documents reasonably required to evidence and effect such transfer and (B) paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Book-Entry Share surrendered or shall have established to the reasonable satisfaction of Tyler that such Tax either has been paid or is not required to be paid. (c) No Interest. No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Stock Certificate (or affidavit of loss in lieu thereof) or in respect of any Book-Entry Share. (d) Transfer Books; No Further Ownership Rights in NIC Common Stock. At the Effective Time, the stock transfer books of NIC shall be closed and thereafter there shall be no further registration of transfers of NIC Common Stock on the records of NIC. Until surrendered as contemplated by this Section 3.3, each Stock Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration for each share of NIC

6 Common Stock formerly represented by such Stock Certificate or Book-Entry Share, as contemplated by this ARTICLE III. If, after the Effective Time, Stock Certificates or Book-Entry Shares are presented to Tyler for any reason, they shall be cancelled and exchanged as provided in this Agreement. (e) Lost Stock Certificates. If any Stock Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen, or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen, or destroyed Stock Certificate the Merger Consideration payable in respect thereof pursuant to Section 3.1. (f) Termination of Exchange Fund; No Liability. At any time following the first anniversary of the Effective Time, Tyler shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed to holders of Stock Certificates or Book-Entry Shares, other than any such funds for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures, and thereafter such holders shall be entitled to look only to Tyler (subject to abandoned property, escheat, or similar Laws) as general creditors thereof with respect to the applicable Merger Consideration payable upon due surrender of their Stock Certificates (or affidavit of loss in lieu thereof), if applicable, and compliance with the procedures in Section 3.3(b), without any interest thereon, and Tyler shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of their claim for the Merger Consideration payable upon due surrender of their Stock Certificates (or affidavit of loss in lieu thereof), if applicable, and compliance with the procedures in Section 3.3(b). Notwithstanding the foregoing, none of Tyler, NIC, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Stock Certificate or Book-Entry Share for any Merger Consideration or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. 3.4 Treatment of Restricted Stock Awards; ESPP. (a) Immediately prior to the Effective Time, with respect to each outstanding NIC Restricted Stock Award that is fully vested and not subject to any restrictions (or that, pursuant to its terms as in effect as of the date hereof or the terms of this Agreement, will accelerate in full and no longer be subject to any further vesting as a result of or in connection with the consummation of the Transactions), shall be released to the holder thereof, to the extent not previously released, and shall be converted pursuant to Section 3.1 into the right to receive, with respect to each share of NIC Common Stock subject to such NIC Restricted Stock Award (as determined in accordance with the applicable award agreement relating thereto), the Merger Consideration, less all applicable withholding and other authorized deductions. (b) At the Effective Time, each NIC Restricted Stock Award that is outstanding immediately prior to the Effective Time and that vests solely based on the achievement of performance goals shall automatically vest in full and be cancelled and converted pursuant to Section 3.1 into the right to receive, with respect to each share of NIC Common Stock subject to such NIC Restricted Stock Award (as determined in accordance with the applicable award agreement relating thereto), the Merger Consideration, less all applicable withholding and other authorized deductions. (c) At the Effective Time, each outstanding NIC Restricted Stock Award that vests solely based on the passage of time (other than any NIC Restricted Stock Award or portion thereof covered by Section 3.4(a)) held by an individual who, immediately after the Effective Time, will constitute an “employee” of Tyler within the meaning of SEC Form S-8 (each, an “Assumed RSA”), shall, without any action on the part of Tyler, NIC, or the holder thereof, be assumed and converted automatically into a Tyler Restricted Stock Award on the same terms and conditions (including any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Effective Time) as applicable to such Assumed RSA immediately prior to the Effective Time, except that the number of shares of restricted Tyler Common Stock subject to such Assumed RSA shall equal the product obtained by multiplying (i) the total number of shares of NIC Common Stock subject to the

7 Assumed RSA immediately prior to the Effective Time (as determined in accordance with the applicable award agreement relating thereto) by (ii) the Restricted Stock Conversion Ratio, with such product rounded up to the nearest whole share. Each Assumed RSA shall otherwise be subject to the Tyler Stock Plan. (d) To the extent not covered by an effective registration statement on SEC Form S-8 with respect to shares of Tyler Common Stock issuable under the Tyler Stock Plan, as soon as practicable following the Closing Date (but in no event more than five Business Days following the Closing Date), Tyler shall file a registration statement on SEC Form S-8 (or any successor form) with respect to the issuance of the shares of Tyler Common Stock subject to the Assumed RSAs and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Assumed RSAs remain outstanding. (e) Prior to the Effective Time, NIC shall terminate the NIC Stock Plan effective as of immediately prior to the Effective Time, subject to the consummation of the Merger. (f) As soon as practicable following the date hereof, NIC shall take all actions with respect to the NIC ESPP that are necessary to provide that: (i) with respect to the offering period currently in progress as of the date hereof (the “Current ESPP Offering Period”), (A) no employee who is not a participant in the Current ESPP Offering Period as of the date hereof may become a participant in the Current ESPP Offering Period, (B) no participant may increase the percentage amount of the participant’s payroll deduction election form that is in effect on the date hereof for such Current ESPP Offering Period; (C) the Current ESPP Offering Period shall terminate at the earlier of (x) the scheduled purchase date for such Current ESPP Offering Period and (y) immediately prior to the Effective Time; and (D) each participant’s accumulated payroll deduction shall be used to purchase shares of NIC Common Stock in accordance with the terms of the NIC ESPP on the earlier of (x) the scheduled purchase date for such Current ESPP Offering Period and (y) immediately prior to the Effective Time; (ii) no additional offering periods shall commence after the date hereof; and (iii) subject to the consummation of the Merger, the NIC ESPP shall terminate effective immediately prior to the Effective Time. (g) Prior to the Effective Time, NIC shall adopt such resolutions and take such other actions as are necessary so as to cause the treatment of NIC Restricted Stock Awards, the NIC Stock Plan, and the NIC ESPP as contemplated by this Section 3.4. 3.5 Withholding. Each of NIC, Tyler, Merger Sub, the Surviving Corporation, and the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts as are required to be withheld or deducted with respect to such payment under the Code or any other applicable state, local or non-U.S. Law. To the extent that amounts are so deducted or withheld and timely remitted to the appropriate Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NIC Except as disclosed in (i) any NIC SEC Documents filed or furnished by NIC with the SEC since January 1, 2018, and publicly available prior to the date of this Agreement (including any exhibits and other information incorporated by reference therein and any amendments and supplements thereto, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections (in each case, other than factual information contained therein) or any other similar disclosure of risks contained therein to the extent similarly predictive, cautionary or forward looking in nature (other than factual information contained therein)) or (ii) the disclosure letter delivered by NIC to Tyler concurrently with the execution of this

8 Agreement (the “NIC Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the NIC Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, be a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this ARTICLE IV for which it is reasonably apparent on its face that such information is relevant to such other section), NIC hereby represents and warrants to the Tyler Entities as set forth below in this ARTICLE IV: 4.1 Due Organization and Qualification. (a) NIC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Each NIC Subsidiary is a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization. NIC has and, except as would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, each NIC Subsidiary has all requisite corporate or similar power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. NIC has filed with the SEC, prior to the date hereof, a complete and accurate copy of the NIC Governing Documents as amended through the date hereof. The NIC Governing Documents are in full force and effect, and NIC is not in violation of the NIC Governing Documents. NIC has made available to Tyler complete and accurate copies of the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each of the NIC Subsidiaries. (b) Each of NIC and each NIC Subsidiary is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing, or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, where the failure to be so qualified or, where relevant, in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. Each such jurisdiction in which NIC or a NIC Subsidiary is qualified or registered to do business is set forth in Section 4.1(b) of the NIC Disclosure Letter. 4.2 Power and Authority; Authorization. (a) NIC has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NIC Common Stock entitled to vote thereon to adopt this Agreement (the “NIC Stockholder Approval”), to consummate the Transactions, including the Merger. The execution and delivery of this Agreement by NIC, the performance by NIC of its obligations under this Agreement, and the consummation by NIC of the Transactions have been duly and validly authorized by the NIC Board of Directors and no other corporate proceedings, whether pursuant to the NIC Governing Documents or otherwise, on the part of NIC are necessary to authorize the performance of NIC’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, the receipt of the NIC Stockholder Approval and the Merger Filing. (b) The NIC Stockholder Approval is the only vote of the holders of any class or series of NIC’s capital stock necessary to adopt this Agreement and to approve the Transactions, including the Merger, under the DGCL, the NIC Governing Documents and the listing and corporate governance rules and regulations of Nasdaq. (c) On or prior to the date hereof, the NIC Board of Directors has unanimously (i) determined that the terms of the Transactions, including the Merger, are fair to, and in the best interests of, NIC and the NIC Stockholders, (ii) approved the execution and delivery by NIC of this Agreement, the performance by NIC of its covenants and agreements contained herein, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein and (iii)

9 resolved to recommend that the NIC Stockholders adopt this Agreement. None of the foregoing actions by the NIC Board of Directors has been rescinded or modified in any way (unless a Change of Recommendation has been effected after the date hereof in accordance with the terms of Section 6.3). (d) This Agreement has been duly and validly executed and delivered by NIC and, assuming the due authorization, execution, and delivery of this Agreement by the Tyler Entities, constitutes the valid and binding agreement of NIC, enforceable against NIC in accordance with its terms, subject to limitations on enforcement and other remedies imposed by or arising under or in connection with (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting rights of creditors generally, and (ii) rules of law and general principles of equity, including those governing specific performance, injunctive relief and other equitable remedies (the “General Enforceability Exceptions”). 4.3 No Violation; Governmental Consents. (a) The execution, delivery, and performance by NIC of this Agreement do not, and, subject to the receipt of the NIC Stockholder Approval and except as described in Section 4.3(b), the consummation of the Transactions will not, (i) conflict with or violate any provision of the NIC Governing Documents or the organizational or governing documents of any NIC Subsidiary, (ii) conflict with or result in any breach, violation, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or right or adversely affect any rights of or benefit to NIC or any NIC Subsidiary under any Material Contract (other than Material Contracts that may be canceled or terminated for convenience) binding upon NIC or any NIC Subsidiary or to which any of them are a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of NIC or any NIC Subsidiary, other than Permitted Liens, or (iii) assuming that all authorizations, permits, consents, and approvals contemplated by Section 4.3(b) have been obtained, and all filings, notifications, and other actions described in such clause have been made or taken (and any waiting periods thereunder have terminated or expired), conflict with or violate any Law applicable to NIC or any NIC Subsidiary or any of their respective properties, rights or assets, other than, in the case of clauses (ii) and (iii), any such conflict, breach, violation, default, termination, modification, cancellation, acceleration, right, loss, Lien, or other occurrence that has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. (b) Other than in connection with or in compliance with (i) the DGCL, (ii) the filing of the Proxy Statement with the SEC and any amendments or supplements thereto and the mailing of the Proxy Statement, (iii) the Exchange Act, (iv) applicable state securities, takeover and “blue sky” Laws, (v) the HSR Act and any other requisite clearances or approvals, and (vi) any applicable requirements of Nasdaq, no authorization, permit, notification to, consent, or approval of, or filing with, any Governmental Authority is required, under applicable Law, for the consummation by NIC of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. 4.4 Capitalization. (a) The authorized capital stock of NIC consists of 200,000,000 shares of NIC Common Stock. As of February 9, 2021 (the “NIC Capitalization Date”), (i) 68,471,592 shares of NIC Common Stock (including 1,431,357 restricted shares of NIC Common Stock granted under the NIC Stock Plan) were issued and outstanding and zero shares of NIC Common Stock were held in NIC’s treasury, (ii) 2,447,644 shares of NIC Common Stock were reserved for issuance under the NIC Stock Plan and (iii) 787,353 shares of NIC Common Stock were reserved for issuance under the NIC ESPP. All of the issued and outstanding shares of NIC Common Stock have been, and all shares of NIC Common Stock reserved for issuance as described above shall be, when issued in accordance with the respective terms thereof, duly

10 authorized and validly issued and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person. (b) Each outstanding NIC Equity Award was granted under the NIC Stock Plan. Section 4.4(b) of the NIC Disclosure Letter sets forth a true and complete list, as of the NIC Capitalization Date, with respect to each NIC Equity Award, of (i) the employee ID (or other identification reference) of the holder, (ii) the type of award, (iii) the number of unvested shares of NIC Common Stock underlying such NIC Equity Award, (iv) the date of grant, and (v) the vesting schedule with respect to such NIC Equity Award, including any right of acceleration of such vesting schedule. No award agreement with respect to a NIC Equity Award provides for automatic (without any other action) acceleration of vesting upon or immediately prior to the occurrence of a change of control transaction involving NIC. (c) Except as set forth in Sections 4.4(a) and 4.4(b), and other than the shares of NIC Common Stock that have become outstanding after the NIC Capitalization Date that were reserved for issuance as set forth in Sections 4.4(a)(ii) and (iii) and issued in accordance with the terms of the NIC Stock Plan or the NIC ESPP, in each case, as of the date hereof: (i) NIC does not have any shares of capital stock or other equity interests issued or outstanding; and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities, or other similar rights, agreements, or commitments or any other Contract to which NIC or any NIC Subsidiary is a party or is otherwise bound obligating NIC or any NIC Subsidiary to (A) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of NIC or any NIC Subsidiary or securities convertible into, exchangeable for or exercisable for such shares of capital stock or other equity interests, (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities, or other similar right, agreement, or commitment, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution, or otherwise) in, any NIC Subsidiary that is not wholly owned or in any other Person. There are no outstanding obligations of NIC or any NIC Subsidiary (1) restricting the transfer of, (2) affecting the voting rights of, (3) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer, or similar right with respect to, (4) requiring the registration for sale of, or (5) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of NIC or any NIC Subsidiary. (d) Neither NIC nor any NIC Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote with the NIC Stockholders on any matter. (e) There are no voting trusts or other agreements, commitments or understandings to which NIC or any NIC Subsidiary is a party with respect to the voting of the capital stock or other equity interests of NIC or any NIC Subsidiary. 4.5 Subsidiaries. Section 4.5 of the NIC Disclosure Letter sets forth, as of the date of this Agreement, an accurate and complete list of each NIC Subsidiary and each Person in which NIC or any NIC Subsidiary owns an equity or other economic interest, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each NIC Subsidiary or such other Person, (ii) the type and percentage of interests held, directly or indirectly, by NIC in each NIC Subsidiary or in each such other Person, (iii) in the case of a NIC Subsidiary, the names and the type of and percentage of interests held by any Person other than NIC or a NIC Subsidiary in such NIC Subsidiary and (iv) the classification for U.S. federal income Tax purposes of each NIC Subsidiary. All of the issued and outstanding shares of capital stock of, or other equity interests in, each NIC Subsidiary have been validly issued and are fully paid and nonassessable and are wholly owned, directly or indirectly, by NIC free and clear of all Liens, other than Permitted Liens or Liens arising under any applicable securities Law.

11 4.6 SEC Reports and Financial Statements. (a) Since January 1, 2018, NIC has timely filed or furnished all forms, statements, schedules, reports and other documents required to be filed or furnished by it with the SEC (such forms, statements, schedules, reports and other documents filed or furnished since January 1, 2018, the “NIC SEC Documents”). As of their respective filing dates or, if amended prior to the date hereof, as of the date of the last such amendment, the NIC SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act, and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of Nasdaq, each as in effect on the date of any such filing, and none of the NIC SEC Documents contained (or, with respect to NIC SEC Documents filed after the date hereof, will contain), when filed, any untrue statement of a material fact or omitted (or with respect to NIC SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Since January 1, 2018 through the date hereof, NIC has not received from the SEC (i) any written comments or questions with respect to any of the NIC SEC Documents (including the financial statements included therein) that are not resolved, or (ii) any written notice from the SEC that such NIC SEC Documents (including the financial statements included therein) are being reviewed or investigated. No NIC Subsidiary is required to file any forms, reports, or other documents with the SEC. (b) The consolidated financial statements (including all related notes and schedules) of NIC and its consolidated Subsidiaries included or incorporated by reference in the NIC SEC Documents when filed or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, (i) complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case in effect at the time of such filing, and (ii) fairly presented in all material respects the consolidated financial position of NIC and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes) in conformity with GAAP, in all material respects, during the periods involved (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes). (c) NIC is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended. Each NIC SEC Document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by NIC’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither NIC nor any of its executive officers has, since January 1, 2018, received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. (d) Neither NIC nor any NIC Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among NIC or any NIC Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC), in any such case, where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, NIC in NIC’s published financial statements or any NIC SEC Documents.

12 4.7 Internal Controls and Procedures. NIC has established and maintains, and at all times since January 1, 2019, has maintained, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of NIC’s financial reporting and the preparation of NIC’s financial statements for external purposes in accordance with GAAP. NIC’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by NIC in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to NIC’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2018, NIC’s principal executive officer and its principal financial officer, based on their most recent evaluation prior to the date of this Agreement, have disclosed to NIC’s auditors and the audit committee of the NIC Board of Directors (the material circumstances of which disclosure (if any) and significant facts learned during the preparation of such disclosure have been made available to Tyler) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in NIC’s internal controls over financial reporting and (iii) any written claim or allegation regarding clause (i) or (ii), in each case, that has not been subsequently remedied. Since January 1, 2018, neither NIC nor any NIC Subsidiary has received any material, written complaint, allegation, assertion, or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of NIC or any NIC Subsidiary or their respective internal accounting controls, in each case, that has not been subsequently resolved. 4.8 Undisclosed Liabilities. Neither NIC nor any NIC Subsidiary has any liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, except (a) as and to the extent specifically disclosed, reflected or reserved against in NIC’s consolidated balance sheet (or the notes thereto) as of December 31, 2019, included in the NIC SEC Documents filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case, in the ordinary course of business since December 31, 2019 (other than any liability for any material breaches of Material Contracts), (c) liabilities incurred in connection with, or as expressly required or expressly contemplated by, this Agreement and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. 4.9 Assets. NIC or a NIC Subsidiary owns, and has good and marketable title to, or in the case of assets purported to be leased by NIC or a NIC Subsidiary, leases and has valid leasehold interest in, each of the tangible assets owned or leased by NIC or a NIC Subsidiary, free and clear of all Liens (other than Permitted Liens), except as would not, individually or in the aggregate, reasonably be expected to constitute or result in a NIC Material Adverse Effect. NIC or a NIC Subsidiary has good and marketable fee simple title (or the equivalent in any applicable foreign jurisdiction) to each real property owned by NIC or a NIC Subsidiary (collectively, the “NIC Owned Real Property”), free and clear of all Liens (other than Permitted Liens), except as would not, individually or in the aggregate, reasonably be expected to constitute or result in a NIC Material Adverse Effect. Neither NIC nor any NIC Subsidiary has received written notice of any pending condemnation Proceeding with respect to any NIC Owned Real Property, and to the Knowledge of NIC no such Proceeding is threatened in writing. Except as would not, individually or in the aggregate, reasonably be expected to constitute or result in a NIC Material Adverse Effect, (i) either NIC or a NIC Subsidiary has a good, valid and binding leasehold interest in each material lease, sublease, license, or other material use or occupancy agreement (such material leases, collectively, the “NIC Real Property Leases”) under which NIC or any NIC Subsidiary uses or occupies or has the right to use or occupy any real property (other than shared office space, co-working office space, virtual office space and similar arrangements) (such real property, collectively, the “NIC Leased Real Property”), (ii) all NIC Real Property Leases are in full force and effect and are valid and enforceable in accordance with their respective terms, against NIC or a NIC Subsidiary and, to NIC’s Knowledge, each other party thereto, (iii) none of NIC or any NIC

13 Subsidiary is in existing default of any provision of any NIC Real Property Lease, and (iv) NIC has made available to Tyler a true and correct copy of each such NIC Real Property Lease, 4.10 Material Contracts. (a) Except for this Agreement, Section 4.10(a) of the NIC Disclosure Letter contains a complete and correct list, as of the date hereof, of each Contract described below in this Section 4.10(a) under which NIC or any NIC Subsidiary is a party or to which any of their respective properties or assets is subject, in each case, in effect as of the date hereof, other than NIC Plans (each Contract of the type described in this Section 4.10(a), whether or not set forth on Section 4.10(a) of the NIC Disclosure Letter, being referred to herein as a “Material Contract”): (i) each Contract that limits in any material respect the freedom of NIC or any NIC Subsidiary to compete in more than one state with any Person or engage in any line of business or sell, supply, or distribute any product or service, or that otherwise has the effect of restricting NIC or any NIC Subsidiary from the development, marketing or distribution of products and services, in more than one state, in each case, other than project-specific teaming agreements, Contracts with prime contractors or subcontractors, or similar Contracts entered into in the in the ordinary course of business; (ii) each acquisition or divestiture Contract that contains (A) indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by NIC or any NIC Subsidiary of future payments in excess of $1,000,000 or (B) earn-out, contingent payment, or similar provisions requiring future payments by or to NIC or any NIC Subsidiary; (iii) each Contract that gives any Person the right to acquire any assets of NIC or any NIC Subsidiary (excluding ordinary course commitments to purchase NIC Products or custom applications) after the date hereof with consideration of more than $1,000,000; (iv) any Contract to put source code for any NIC Product in escrow with a third Person on behalf of a licensee or contracting party, and any other Contract to provide source code for any NIC Product to any third Person (other than an employee, contractor, agent or Representative of NIC or a NIC Subsidiary in the ordinary course of business); (v) any settlement agreement or similar Contract restricting in any respect the operations or conduct of NIC or any NIC Subsidiary, in each case, that is material to NIC and its Subsidiaries, taken as a whole; (vi) each Contract, other than customer, supplier and vendor Contracts, not otherwise described in any other subsection of this Section 4.10(a) pursuant to which NIC or any NIC Subsidiary is obligated to pay, or entitled to receive, payments in excess of $1,000,000 in the 12-month period following the date hereof; (vii) any Contract that obligates NIC or any NIC Subsidiary to make any capital investment or capital expenditure outside the ordinary course of business and in excess of $1,000,000; (viii) each Contract that is a Material Customer Agreement or a Material Supplier Agreement;

14 (ix) each Contract that grants any right of first refusal or right of first offer or that limits the ability of NIC, any NIC Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any material businesses or material assets; (x) each Contract that contains any material exclusivity rights or “most favored nations” provisions or minimum use, supply or display requirements that are binding on NIC, other than NIC Government Contracts, Contracts with prime contractors or subcontractors, or similar Contracts entered into in the in the ordinary course of business; (xi) each NIC Real Property Lease; (xii) each Contract relating to outstanding indebtedness for borrowed money (or commitments in respect thereof) of NIC or any NIC Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $500,000 or relating to any Liens (other than Permitted Liens) on the assets of NIC or any NIC Subsidiary, other than any guarantees by NIC of indebtedness of NIC Subsidiaries or guarantees by NIC Subsidiaries of indebtedness of NIC or any other NIC Subsidiaries; (xiii) each Contract involving other derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements) for which the aggregate exposure (or aggregate value) to NIC and the NIC Subsidiaries is reasonably expected to be in excess of $500,000 or with a notional value in excess of $500,000; (xiv) each Contract between NIC or any NIC Subsidiary, on the one hand, and any officer, director or Affiliate (other than a wholly owned NIC Subsidiary) of NIC or any NIC Subsidiary, any beneficial owner, directly or indirectly, of more than 5% of the number or voting power of the shares of NIC Common Stock or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which NIC or any NIC Subsidiary has an obligation to indemnify such officer, director, Affiliate, beneficial owner, associate or immediate family member; and (xv) any Contract not otherwise described in any other subsection of this Section 4.10(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to NIC. (b) True and complete copies of each Material Contract in effect as of the date hereof have been made available to Tyler or publicly filed with the SEC prior to the date hereof. None of NIC or any NIC Subsidiary is in breach of or default under the terms of any Material Contract, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. To NIC’s Knowledge, as of the date hereof, no other party to any Material Contract is in breach of or default under the terms of any Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect and except to the extent that any Material Contract expires in accordance with its terms, each Material Contract is a valid, binding and enforceable obligation of NIC or a NIC Subsidiary which is party thereto and, to NIC’s Knowledge, of each other party thereto, and is in full force and effect, subject to the General Enforceability Exceptions. (c) NIC and the NIC Subsidiaries have not delivered or granted, agreed to deliver or grant, or entered into any NIC Government Contract that requires the delivery or granting to any Governmental Authority of (i) any source code for the NIC Products, (ii) unlimited or government purpose rights in the material Owned Intellectual Property or the NIC Products or any portion thereof in which NIC

15 could have, at the time of such delivery or grant, legally asserted more restrictive rights under applicable regulations or Contract clauses, or (iii) ownership of any portion of material Owned Intellectual Property or the NIC Products. NIC and the NIC Subsidiaries have, since January 1, 2018, taken reasonable steps under any NIC Government Contract and applicable Law to assert, protect and support their rights in material Owned Intellectual Property and the NIC Products, so that no more than the minimum rights or licenses required under applicable Laws and the terms of such NIC Government Contracts will have been provided to the applicable Governmental Authority or counterparty to such NIC Government Contract. (d) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole, no NIC Government Contract or offer, quotation, bid, or proposal to sell products or services made by NIC or any NIC Subsidiary to any Governmental Authority or any prime contractor (a “Government Contract Bid”) is the subject of bid or award protest Proceedings resulting from the conduct of NIC or any of its Subsidiaries. NIC and the NIC Subsidiaries are in compliance, and have been in compliance since January 1, 2018, in all material respects with the terms and conditions of each NIC Government Contract, including all clauses, provisions and requirements incorporated expressly by reference or by operation of Law therein, other than any such non- compliance that has been resolved with no material adverse consequences to NIC and the NIC Subsidiaries, taken as a whole, and with no ongoing material obligations of NIC and the NIC Subsidiaries, taken as a whole. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole, since January 1, 2018, (A) all material facts set forth or acknowledged by any representations, certifications or statements made or submitted by an authorized representative of NIC or a NIC Subsidiary in connection with any NIC Government Contract or Government Contract Bid were true, accurate and complete as of the date of submission, and (B) neither any Governmental Authority nor any prime contractor or subcontractor has notified NIC or any NIC Subsidiary in writing that NIC or any NIC Subsidiary has, or is alleged to have, breached or violated in any material respect any Law, representation, certification, disclosure, clause, provision or requirement in any NIC Government Contract or Government Contract Bid, other than any such breach or violation that has been resolved with no material adverse consequences to NIC and the NIC Subsidiaries, taken as a whole, and with no ongoing material obligations of NIC and the NIC Subsidiaries, taken as a whole. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole, since January 1, 2018, no material payment due to NIC or any NIC Subsidiary pertaining to any NIC Government Contract has been withheld or set off, nor has any claim been made to withhold or set off any such payment, and to NIC’s Knowledge, there is no basis for a material price adjustment, refund or demand for payment under any such NIC Government Contract. (e) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole, since January 1, 2018, (i) none of NIC, any NIC Subsidiary or any of their respective Principals (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended or excluded, or to NIC’s Knowledge, proposed for debarment, suspension or exclusion, from participation in or the award of Contracts or subcontracts for or with any Governmental Authority or doing business with any Governmental Authority, (ii) none of NIC or any NIC Subsidiary has received any request to show cause (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements), (iii) none of NIC or any NIC Subsidiary, to NIC’s Knowledge, is the subject of a finding of non-compliance, nonresponsibility or ineligibility for government contracting, (iv) neither NIC nor any NIC Subsidiary, nor any of their respective directors, officers, employees or Principals, nor to NIC’s Knowledge, any consultants to or agents of NIC or any NIC Subsidiary, is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Authority with respect to the award or performance of any NIC Government Contract, the subject of any actual or, to NIC’s Knowledge, threatened in writing, “whistleblower” or “qui tam” Proceeding or audit (other than a routine contract audit) of NIC or any NIC Subsidiary with respect to any NIC Government Contract, including any alleged material irregularity, misstatement, or omission arising thereunder or relating thereto, and to NIC’s Knowledge, there is no basis for any such Proceeding or audit and (v) neither NIC nor any NIC Subsidiary has made any disclosure to

16 any Governmental Authority with respect to any alleged material irregularity, misstatement, omission, fraud, or price mischarging, or other violation of Law, arising under or relating to a NIC Government Contract. 4.11 Customers and Suppliers. (a) Section 4.11(a) of the NIC Disclosure Letter sets forth a list of the top 15 customers of NIC and the NIC Subsidiaries, taken as a whole, based on aggregate revenue received by NIC and the NIC Subsidiaries during the year ended December 31, 2020 (each, a “Material Customer” and each such Contract with a Material Customer, a “Material Customer Agreement”). As of the date hereof, neither NIC nor any NIC Subsidiary has received any written notice from any Material Customer that such Material Customer shall not continue as a customer of NIC or that such Material Customer intends to terminate or materially and adversely modify existing Contracts with NIC or the NIC Subsidiaries. (b) Section 4.11(b) of the NIC Disclosure Letter sets forth a list of the top 14 suppliers and vendors of NIC and the NIC Subsidiaries, taken as a whole, based on the consolidated cost of goods and services paid to such Persons by NIC and the NIC Subsidiaries during the year ended December 31, 2020 (each, a “Material Supplier” and each such Contract with a Material Supplier, a “Material Supplier Agreement”). As of the date hereof, neither NIC nor any NIC Subsidiary has received any written notice from any Material Supplier that such supplier shall not continue as a supplier to NIC or that such supplier intends to terminate or materially and adversely modify existing Contracts with NIC or the NIC Subsidiaries. 4.12 Intellectual Property. (a) Section 4.12(a) of the NIC Disclosure Letter sets forth all: (i) registered trademarks, including applications therefor; (ii) patents, including applications therefor; (iii) registered copyrights, including applications therefor; and (iv) internet domain names, in each of the above cases as currently owned by NIC (collectively, the “Registered Intellectual Property”). All material Registered Intellectual Property is, subject to NIC’s Knowledge with respect to material Registered Intellectual Property disclosed pursuant to clause (i) above, in full force and effect, and all required filings and fees related to the Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars. To NIC’s Knowledge, the Owned Intellectual Property does not include any other U.S. or foreign items of registered Intellectual Property other than those listed on Section 4.12(a) of the NIC Disclosure Letter. (b) NIC possesses all right, title, and interest in and to all Registered Intellectual Property and all other material Owned Intellectual Property, free and clear of any Liens, other than Permitted Liens. To NIC’s Knowledge, no Person has asserted any ownership rights in the Owned Intellectual Property. Excluding compensation due to NIC’s employees and contractors in the ordinary course of business, to NIC’s Knowledge, NIC does not have any obligation to compensate any Person for any development, license, or modification, use, sale, or distribution of any of the Owned Intellectual Property, except as described on Section 4.12(b) of the NIC Disclosure Letter. Except as set forth on Section 4.12(b) of the NIC Disclosure Letter, to NIC’s Knowledge, there is no unauthorized use, disclosure, infringement, or misappropriation of any Registered Intellectual Property or material other Owned Intellectual Property by any current or former employee of NIC or other Third Party. To NIC’s Knowledge, (i) none of the Registered Intellectual Property has been adjudicated by a United States court to be invalid or unenforceable, in whole or in part, and (ii) the Registered Intellectual Property is valid and enforceable. NIC has not received any written notice from a Third Party alleging that any Owned Intellectual Property is invalid or unenforceable. (c) To NIC’s Knowledge, the Owned Intellectual Property, together with the Intellectual Property licensed by NIC from Third Parties, constitutes all of the material Intellectual Property

17 necessary for the conduct of NIC’s business as conducted on the date of this Agreement and the Closing Date. (d) Section 4.12(d) of the NIC Disclosure Letter contains a complete and accurate list of, and NIC has made available to Tyler true and complete copies of, all Contracts in effect as of the date hereof pursuant to which NIC or any NIC Subsidiary (i) grants any license, covenant not to assert, release, agreement not to enforce or prosecute, or other immunity to any Person under or to any patent rights or other material Owned Intellectual Property, except Ordinary Course Licenses, or (ii) other than the Ordinary Course Licenses and Open Source Licenses, is granted a license, covenant not to assert, release, agreement not to enforce or prosecute, or immunity to or under any Person’s Intellectual Property that is material to the conduct of the business of NIC and the NIC Subsidiaries, taken as a whole. (e) To NIC’s Knowledge, the conduct and operation of NIC’s business does not infringe, misappropriate, dilute, violate, or otherwise impair any valid Intellectual Property right of any other Person in any material respect. There is (i) no Proceeding pending, or to NIC’s Knowledge, threatened in writing, with respect to the Owned Intellectual Property, or (ii) no judgment or order regarding any Proceeding has been rendered by any competent Governmental Authority and no settlement agreement or similar contractual obligation has been entered into by NIC with respect to any Proceeding regarding the Owned Intellectual Property. Except as set forth on Section 4.12(e) of the NIC Disclosure Letter, NIC has not received in the past two years any written notice (i) regarding the infringement, misappropriation, or other violation of any Intellectual Property of any Person claiming that use of the Owned Intellectual Property infringes the Intellectual Property rights of any such person, (ii) challenging the validity, enforceability, ownership, or use of any Owned Intellectual Property (including cease and desist letters or invitations to take a license), or (iii) trademark oppositions, cancellation, or invalidation actions of the Owned Intellectual Property. Except as set forth on Section 4.12(e) of the NIC Disclosure Letter, NIC does not have any pending claims against Third Parties alleging infringement of the Owned Intellectual Property or oppositions or cancellation actions against Third-Party trademark applications. (f) Except as set forth on Section 4.12(f) of the NIC Disclosure Letter, to NIC’s Knowledge, no NIC employee or former NIC employee: (i) is in material violation, to NIC’s Knowledge, of any term or covenant of any employment Contract relating to Intellectual Property, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, or noncompetition agreement with any Third Party (by virtue of such employee being employed by, or performing services for, NIC); or (ii) has any right, license, claim, or interest whatsoever in or with respect to any Owned Intellectual Property. (g) To NIC’s Knowledge, no Third Party has any rights to terminate any assignment to NIC with respect to the Owned Intellectual Property. (h) Except as set forth on Section 4.12(h) of the NIC Disclosure Letter or in the ordinary course of business (including in any Ordinary Course Licenses and customer contracts entered into by NIC in the ordinary course of business regardless of whether such contract is on NIC’s or its customer’s form of agreement), NIC has not agreed to indemnify any Person for any infringement of any Intellectual Property of any Third Party in connection with the providing, selling, licensing, marketing, or distributing any NIC Products or providing, selling, or licensing custom applications by NIC. (i) To NIC’s Knowledge, its business as currently conducted with respect to the use or development of encryption technology, or other technology, the development, commercialization, or export of which is restricted under applicable Law, complies with such applicable Laws in all material respects. (j) NIC has employed commercially reasonable efforts to require that all material source code for Software constituting Owned Intellectual Property created by NIC employees involved in its business (“NIC Developed Software”) is developed in accordance with general software industry

18 standards. To NIC’s Knowledge, no portion of the NIC Developed Software and no other Software constituting Owned Intellectual Property, contains any disabling mechanism or protection feature designed to prevent its use, computer virus, worm, Software lock, drop dead device, trojan-horse routine, trap door, time bomb, or any other codes or instructions that may be used to access, modify, delete, damage, or disable any computer system. (k) A true and complete list of all material NIC Products as of the date hereof is set forth on Section 4.12(k) of the NIC Disclosure Letter. (l) To NIC’s Knowledge, NIC owns or has a valid and enforceable right to use all material Internal Use Software, and all computer hardware and telecommunications systems used by NIC (the “Information Systems”). As of the date hereof, the Internal Use Software and the Information Systems, and NIC’s rights with respect to the Internal Use Software and Information Systems, are adequate in all material respects to serve the needs of its business in the manner and to the extent presently conducted. To NIC’s Knowledge, NIC’s back-up and disaster recovery plans and policies adopted or in effect with respect to the Internal Use Software, the Information Systems, and the information and data used in the conduct of NIC’s business in the manner and to the extent presently conducted are adequate to meet the needs of the business of NIC as presently conducted. (m) NIC has taken commercially reasonable steps to protect and maintain all material Owned Intellectual Property, including to preserve the confidentiality of any material trade secrets included within the Owned Intellectual Property. NIC has not received in the past two years any written notice of any loss of, or unauthorized access, use, disclosure, or modification of any trade secrets included within the Owned Intellectual Property and, to NIC’s Knowledge, there has been no loss of, or unauthorized access, use, disclosure, or modification of any such trade secrets, except as would not reasonably be expected to be material to NIC, taken as a whole, or to the value of the Owned Intellectual Property, taken as a whole. 4.13 Privacy and Data Protection. (a) To NIC’s Knowledge, NIC’s and each NIC Subsidiary’s receipt, collection, monitoring, maintenance, hosting, creation, transmission, use, analysis, disclosure, storage, disposal and security, as the case may be, of Protected Information, and any such activities performed or handled by authorized third parties on NIC’s or a NIC Subsidiary’s behalf, comply in all material respects with, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in NIC or any NIC Subsidiary being in material breach or material violation of (i) applicable Information Privacy and Security Laws, (ii) PCI DSS, as applicable to NIC or a NIC Subsidiary, (iii) any Privacy Statements, or (iv) any consents or authorizations that apply to the Protected Information that have been obtained by NIC or a NIC Subsidiary. To NIC’s Knowledge, NIC and each NIC Subsidiary have all rights, authority, consents and authorizations necessary under applicable Information Privacy and Security Laws to receive, access, use, and disclose the Protected Information in their possession or under their control in connection with the operation of their business. NIC and each NIC Subsidiary post, where required by Information Privacy and Security Laws, as applicable, privacy policies governing their use of Protected Information on their websites made publicly available by NIC and each NIC Subsidiary, and NIC and each NIC Subsidiary have complied in all material respects with such current and former published privacy policies. (b) To NIC’s Knowledge, since January 1, 2018, there has been no material data security breach or incident involving the loss, damage or unauthorized access, acquisition, modification, use or disclosure of any Protected Information owned, used, hosted, received, maintained, stored, transmitted, or controlled by NIC or the NIC Subsidiaries or any incident involving the loss, damage, or unauthorized access, acquisition, modification, use, or disclosure of any Protected Information hosted, received, maintained, stored, or transmitted on behalf of NIC or the NIC Subsidiaries, including any such unauthorized access, acquisition, modification, use, or disclosure of Protected Information that would

19 constitute a breach for which notification by NIC or any NIC Subsidiary to individuals, Persons or Governmental Authorities is required, or was made, under any applicable Information Privacy and Security Laws or Contracts to which NIC or a NIC Subsidiary is a party. NIC has successfully remediated, in all material respects, each of the data security matters described in the folder entitled “Data Security” in the Dataroom. To NIC’s Knowledge, none of NIC’s or any NIC Subsidiary’s vendors, suppliers and subcontractors have (A) suffered any security breach that resulted in any unauthorized access to, modification of, use of, disclosure of, or loss of or damage to any Protected Information provided by or collected on behalf of NIC or any NIC Subsidiary, (B) materially breached any Contracts with NIC or any NIC Subsidiary relating to Protected Information, or (C) materially violated any applicable Information Privacy and Security Laws. (c) NIC and each NIC Subsidiary have implemented and continue to maintain in a commercially reasonable manner a written information security program, covering NIC and each NIC Subsidiary, designed to (i) identify and address internal and external risks to the security or privacy of any proprietary or confidential information in their possession, including Protected Information, (ii) implement and maintain reasonable administrative, technical, network, and physical safeguards to control these risks, and (iii) maintain notification procedures in compliance with applicable Information Privacy and Security Laws in the case of any breach of security or privacy compromising Protected Information. (d) Since January 1, 2018, no Person has (i) made any written claim against NIC or a NIC Subsidiary, which would be material to NIC or a NIC Subsidiary, or (ii) to NIC’s Knowledge, commenced any Proceeding, in each case, with respect to any alleged violation of (A) applicable Information Privacy and Security Laws by NIC, any NIC Subsidiary or (with respect to services provided to or on behalf of NIC) any Third Party with whom NIC or any NIC Subsidiary has entered into a Contract in connection with the collection, receipt, maintenance, storage, retention, use, transmission, processing, disclosure, transfer, or disposal of Protected Information, (B) any of NIC’s or a NIC Subsidiary’s Privacy Statements, or (C) any of NIC’s or a NIC Subsidiary’s Contract obligations applicable to Protected Information, including any unlawful or accidental loss, damage, or unauthorized access, acquisition, use, disclosure, modification, or other misuse of any Protected Information maintained by or on behalf of NIC or the NIC Subsidiaries. (e) NIC and the NIC Subsidiaries have in place disaster recovery plans, procedures, and facilities that comply, in all material respects, with applicable Law, and NIC and each of the NIC Subsidiaries have complied, in all material respects, with the obligations set forth in any NIC or NIC Subsidiary Contract applicable to disaster recovery plans, procedures, and facilities. 4.14 Environmental Matters. Except as set forth on Section 4.14 of the NIC Disclosure Letter and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, since January 1, 2018, (a) NIC has complied with and is in compliance with all Environmental Laws, including Environmental Laws relating to air, water, land, and the generation, storage, use, handling, transportation, treatment, or disposal of Hazardous Substances; (b) NIC has obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of, and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned or operated by NIC where Hazardous Substances have been treated, stored, disposed of, or otherwise handled; (c) to NIC’s Knowledge, there have been no “releases” or threats of “releases” (as defined in any Environmental Laws) at, from, in, or on any property owned or operated by NIC in violation of any Environmental Laws; and (d) to NIC’s Knowledge, there is no on-site or off- site location to which NIC has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances that is the subject of any ongoing federal, state, local, or foreign enforcement action. To NIC’s Knowledge, the NIC Leased Real Property is not designated as a treatment, storage, or disposal facility nor has such facility ever applied for an Authorization designating it as a treatment, storage, or disposal facility, under any Environmental Law.

20 4.15 Labor and Employment. (a) Except as set forth on Section 4.15(a) of the NIC Disclosure Letter, NIC is not bound by or subject to any arrangement with any labor union. No employees of NIC are represented by any labor union or covered by any collective bargaining agreement. To NIC’s Knowledge, there is no campaign to establish such representation in progress. There is no pending or, to NIC’s Knowledge, threatened labor dispute involving NIC and any group of its employees nor has NIC experienced any significant labor interruptions over the past three years. (b) Except as would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, NIC and the NIC Subsidiaries are in compliance with all applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of taxes. (c) Section 4.15(c) of the NIC Disclosure Letter sets forth an accurate schedule of all employees of NIC with annual compensation in excess of $200,000 as of the date hereof identified by an identification number (not by name) and listing the rate of compensation (and the portions thereof attributable to salary, annual cash incentive compensation and target equity incentive compensation, respectively) of each of such Persons as of the date hereof. 4.16 Employee Benefit Plans. (a) Section 4.16(a) of the NIC Disclosure Letter sets forth an accurate schedule of (i) each “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each material bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria, dependent care, director or employee loan, fringe benefit, sabbatical, severance (including any termination pay or similar plan, program, policy, agreement, or arrangement) plan, vacation policy, or voluntary employees’ beneficiary association (“VEBA”), and (iii) each other material employee benefit plan, arrangement, agreement, program, policy or practice, whether oral or written, formal or informal, funded or unfunded, registered or unregistered, in the case of each of clauses (i), (ii), and (iii), that is sponsored, maintained, or contributed to by NIC or any ERISA Affiliate for the benefit of any current or former employee of NIC or with respect to which NIC has a material liability (each such plan and arrangement referred to hereinafter as a “NIC Plan”). NIC and its ERISA Affiliates have performed all material obligations required to be performed by them under each NIC Plan, and NIC is not in default or violation of, and has no Knowledge of any default or violation by any other party to, the terms of any NIC Plan. Neither NIC nor any ERISA Affiliate has ever maintained, contributed to or been obligated to contribute to or has any liability with respect to, any plan, program, fund, or arrangement that constitutes a (i) plan subject to Section 412 of the Code or Title IV of ERISA, (ii) “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or (iii) multiple employer welfare benefit arrangement as described in Section 3(40)(A) of ERISA. Each NIC Plan may be terminated by NIC, or, if applicable, by an ERISA Affiliate in accordance with its terms and without any material liability, cost, or expense to NIC, other than costs and expenses that are customary in connection with the termination or amendment, as applicable, of a comparable employee benefit plan and benefits that are accrued under such NIC Plan as of the date of such amendment or termination. (b) Each NIC Plan listed on Section 4.16(a) of the NIC Disclosure Letter is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Law. Except as set forth on Section 4.16(b) of the NIC Disclosure Letter or as would not reasonably be expected to result in material liability to NIC, with respect to each NIC Plan, all reports and

21 other documents required under ERISA or other applicable Law to be filed with any Governmental Authority, including all Forms 5500, or required to be distributed to participants or beneficiaries, have been duly and timely filed or distributed. Except as set forth on Section 4.16(b) of the NIC Disclosure Letter, each NIC Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code (a “Qualified Plan”) is so qualified and, to NIC’s Knowledge, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Plan. With respect to each NIC Plan that is subject to Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and similar state Law provisions, the applicable requirements thereof have been satisfied in all material respects by NIC and each ERISA Affiliate, including all requirements relating to eligibility waiting periods and the offer of or provision of minimum essential coverage that is compliant with Section 36B(c)(2)(C) of the Code and the regulations issued thereunder to full-time employees as defined in Section 4980H(c)(4) of the Code and the regulations issued thereunder. No material excise tax or penalty under the Patient Protection and Affordable Care Act of 2010, as amended, and all regulations thereunder (together, the “ACA”), including Sections 4980D and 4980H of the Code, is outstanding, has accrued, or has arisen with respect to any period prior to the Closing, with respect to any NIC Plan. NIC does not have any unsatisfied obligations to any employees or qualified beneficiaries pursuant to the ACA, or any state or local Law governing health care coverage or benefits that would result in any material liability to NIC. The Company has maintained all records necessary to demonstrate its compliance with the ACA and any other similar state or local Law. Except as set forth on Section 4.16(b) of the NIC Disclosure Letter or as would not reasonably be expected to result in a material liability to NIC, all accrued contribution obligations or premium payment of NIC with respect to any NIC Plan have either been fulfilled in their entirety or are reflected in the Financial Statements in accordance with, and to the extent required by, GAAP. (c) Neither NIC nor any ERISA Affiliate owes, with respect to any NIC Plan, any material liability for excise tax or penalty due to the IRS. Except as would not reasonably be expected to result in a material liability to NIC, no act, omission, or transaction has occurred that would result, directly or indirectly, through its own liability, indemnification, or otherwise, in imposition on NIC of (i) fiduciary duty liability damages under Section 409 of ERISA or (ii) liability under Section 502(l) of ERISA. (d) Section 4.16(d) of the NIC Disclosure Letter describes each NIC Plan that is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant’s termination of employment, except (i) as may be required by applicable Law, including Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and similar state Law provisions, (ii) benefits through the end of the month of termination of employment, (iii) death benefits attributable to deaths occurring at or prior to termination of employment, (iv) disability benefits attributable to disabilities occurring at or prior to termination of employment, and (v) conversion rights. No NIC Plan discriminates in favor of highly compensated individuals with respect to eligibility or benefits under Section 105(h) of the Internal Revenue Code and the regulations. With respect to any insurance policy providing funding for benefits under any NIC Plan, NIC has no material liability in the nature of a retroactive rate adjustment, loss sharing arrangement or other similar liability, nor would there be any such material liability if such insurance policy was terminated on the date hereof. (e) There are no pending or, to NIC’s Knowledge, threatened Proceedings (other than routine claims for benefits, appeals of such claims, and domestic relations order Proceedings) asserted or instituted against the assets of any NIC Plan or its related trust or, to NIC’s Knowledge, against any fiduciary of a NIC Plan with respect to the operation of such NIC Plan. To NIC’s Knowledge, there are no investigations or audits of any NIC Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any material liability to NIC that has not been fully discharged. There is no pending voluntary compliance, closing agreement program or other matter under the Employee Plans Compliance Resolution System with respect to a NIC Plan. The closing letters applicable to any voluntary compliance, closing agreement program or other matter under

22 the Employee Plans Compliance Resolution System with respect to a NIC Plan have been disclosed in Section 4.16(e) of the NIC Disclosure Letter. (f) Except as would not reasonably be expected to result in a material liability to NIC, neither NIC nor any ERISA Affiliate has engaged in any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any NIC Plan for which exemption was not available and that has not been fully corrected (including the payment of any associated excise taxes, penalties and interest) in accordance with ERISA and the Code. Except as would not reasonably be expected to result in a material liability to NIC, NIC and each ERISA Affiliate have, for purposes of each NIC Plan, correctly classified those individuals performing services for NIC and each ERISA Affiliate as common law employees, leased employees, independent contractors or agents. (g) NIC has made available to Tyler complete, accurate, and current copies of each of the following: (i) the current plan document (including amendments thereto) of each NIC Plan, to the extent reduced to writing, all related trust documents (including any tax-exempt trust, secular trust, VEBA, and “rabbi trust” document), if applicable, as currently in effect, and all material associated contracts (including insurance contracts, HMO/PPO/POS agreements, recordkeeping contracts, trustee contracts, and third-party administrator contracts); (ii) a summary of the material terms of each NIC Plan, to the extent not previously reduced to writing; (iii) with respect to each NIC Plan that is an employee benefit plan (as defined in Section 3(3) of ERISA), to the extent applicable, the following: (A) the most recent summary plan description, as described in Section 102 of ERISA; (B) any summary of material modifications that has been distributed to participants, but has not been incorporated in an updated summary plan description furnished under Section 4.16(f)(iii)(A); and (C) the annual report (Form 5500), as described in Section 103 of ERISA, for the three most recent plan years for which an annual report has been filed; and (D) the most recent actuarial report, if any, prepared for such NIC Plan; and (iv) with respect to each Qualified Plan, the most recent determination or opinion letter concerning such Qualified Plan’s qualification under Section 401(a) of the Code, as issued by the IRS. (h) Except as set forth on Section 4.16(h) of the NIC Disclosure Letter or as contemplated by this Agreement, the consummation of the Transactions will not, either immediately or upon the occurrence of any event thereafter, result in (i) acceleration of the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any NIC Plan, (ii) any portion of any payment to any such individual not being deductible by NIC by reason of Section 280G of the Code or (iii) the provision of any reimbursement of excise taxes under Section 4999 of the Code.

23 (i) No NIC Plan (i) is subject to the Law of any jurisdiction outside of the United States or (ii) covers employees, officers, directors or independent contractors whose services are performed primarily outside of the United States. 4.17 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, (a) all current insurance policies and insurance Contracts of NIC and the NIC Subsidiaries are in full force and effect and are valid and enforceable and cover against such risks as are customary for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. True and complete copies of all such insurance policies in effect as of the date hereof have been made available to Tyler. Neither NIC nor any NIC Subsidiary is in material breach or default of any of such insurance policies. Neither NIC nor any NIC Subsidiary has made any claim under any such insurance policy during the two-year period prior to the date of this Agreement, with respect to which an insurer has, in a written notice to NIC or any NIC Subsidiary, denied coverage. Neither NIC nor any NIC Subsidiary has received written notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole. 4.18 Compliance with Law; Permits. (a) NIC and each NIC Subsidiary are and have been since January 1, 2018 in compliance with, and not in default under or in violation of, any Laws applicable to NIC or such NIC Subsidiary or any of their respective properties or assets, except for such instances of noncompliance, default or violation that would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. (b) NIC and the NIC Subsidiaries are and have been since January 1, 2018 in possession of all Permits pursuant to any applicable Law necessary for NIC and the NIC Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, except where the failure to have any of such Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, all such Permits are in full force and effect, no default (with or without notice, lapse of time or both) by NIC or any NIC Subsidiary has occurred under any such Permit and, since January 1, 2018, none of NIC or any NIC Subsidiary has received any written notice from any Governmental Authority threatening to suspend, revoke, withdraw, or modify any such NIC Permit. (c) Without limiting the generality of the foregoing, NIC and the NIC Subsidiaries are in compliance in all material respects and have, during all periods for which any applicable statute of limitations has not expired, complied in all material respects with, the applicable provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other applicable non-U.S. anti-corruption laws and regulations; applicable Laws related to the imposition of economic sanctions or embargoes by the U.S. Government, including all regulations, laws and policies administered by the U.S. Department of Treasury, Office of Foreign Assets Control; and applicable U.S. export controls, including the Export Administration Regulations administered by the U.S. Department of Commerce, Bureau of Industry and Security. (d) NIC is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq. 4.19 Litigation. Except as set forth on Section 4.19 of the NIC Disclosure Letter, as of the date hereof, (x) there are no Proceedings pending or, to NIC’s Knowledge, threatened against (a) NIC, (b) any NIC Subsidiary, (c) NIC’s and each NIC Subsidiary’s directors or officers in their capacity as such, or

24 (d) NIC’s or any NIC Subsidiary’s properties, assets, or business, and (y) there are no orders, judgments, or decrees of or settlement agreements with, any Governmental Authority, that remain outstanding against NIC or any NIC Subsidiary, in each case of clauses (x) and (y), that would reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. 4.20 Taxes. (a) All income and other material Tax Returns required to be filed on or before the Closing Date (taking into account any extension of time to file granted or obtained) by NIC and the NIC Subsidiaries have been, duly and timely filed. Such Tax Returns are (or, if to be filed, will be) true, complete, and correct in all material respects. All material Taxes due and owing by NIC or any NIC Subsidiary (whether or not shown on any Tax Return) have been, or will be, timely paid. (b) There are no material Liens for Taxes (other than for Taxes not yet due and payable or which are being contested in good faith and by appropriate Proceedings if adequate reserves with respect thereto are maintained on NIC’s books in accordance with GAAP) upon the assets of NIC. All required estimated Tax payments sufficient to avoid any underpayment penalty or interest have been timely paid. (c) NIC and the NIC Subsidiaries have complied with all applicable Tax Laws regarding withholding of employment Taxes and have withheld and timely paid to the appropriate Governmental Authority responsible for Taxes all material Taxes required to have been withheld and paid by it under such Laws. (d) Except as set forth on Section 4.20(d) of the NIC Disclosure Letter, within the last past three years, no claim has ever been made or no inquiry has been made in writing by any Governmental Authority responsible for Taxes in a jurisdiction where NIC or any NIC Subsidiary do not file Tax Returns that it is or may be subject to taxation by that jurisdiction or must file Tax Returns in such jurisdiction. (e) NIC and the NIC Subsidiaries have not waived (and is not subject to a waiver of) any statute of limitations in respect of Taxes and has not agreed to (and is not subject to) any extension of time with respect to a material Tax assessment or deficiency. There is no power of attorney in respect of Taxes granted by NIC or any NIC Subsidiary that is currently in force. (f) There is no audit, examination, matter in controversy, proposed adjustment, refund litigation, claim, or other action currently pending, or to NIC’s Knowledge, proposed or threatened against, or with respect to, NIC or any NIC Subsidiary in respect of any material amount of Taxes. No written claim for unpaid Taxes has been proposed or asserted by a Governmental Authority responsible for Taxes against or with respect to NIC. (g) NIC has made available to Tyler copies of all federal and all material state income, franchise, and similar Tax Returns for all Tax periods ending after December 31, 2017. (h) None of NIC or any NIC Subsidiary (i) is a party to or bound by, or has any obligation under, any material Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements not primarily related to Taxes, and other than any agreement or arrangement solely among NIC and the NIC Subsidiaries) or has any material liability for Taxes of any Person (other than NIC or any NIC Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non- U.S. Law) or as transferee or successor or otherwise by operation of Law. (i) Neither NIC nor any NIC Subsidiary is bound with respect to the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code or any

25 similar or analogous provision of state, local or non-U.S. Law) or other ruling or similar written agreement with a Tax authority, in each case, with respect to material Taxes. (j) Neither NIC nor any NIC Subsidiary will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of (A) a change in or incorrect method of accounting occurring prior to the Closing Date, or (B) a prepaid amount received (or deferred revenue recognized) or paid, prior to the Closing Date. Neither NIC nor any NIC Subsidiary has made an election pursuant to Section 965(h) of the Code. (k) Neither NIC nor any NIC Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law). (l) NIC has neither distributed stock of another Person, nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed by Section 355 or 361 of the Code within the three-year period ending as of the date of this Agreement. (m) Notwithstanding any provision in this Agreement to the contrary, NIC makes no representations regarding (i) the amount or availability of any Tax attributes (including net operating losses, credits and asset tax basis) of NIC after the Closing, or (ii) any period (or portion thereof) beginning after the Closing Date, except, in each case, the representations in Section 4.20(j). 4.21 Absence of Changes. (a) Since January 1, 2020, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. (b) From October 1, 2020 through the date hereof, (i) except to the extent it relates to the events giving rise to and the discussion and negotiation of, or otherwise in connection with, this Agreement and the Transactions, the businesses of NIC and the NIC Subsidiaries have been conducted in all material respects in the ordinary course of business and (ii) neither NIC nor any NIC Subsidiary has taken any action that, if taken after the date hereof, would constitute a breach of, or require the consent of Tyler under, Section 6.1(b) (other than any actions specified by Sections 6.1(b)(i), 6.1(b)(iv), 6.1(b)(v), 6.1(b)(x), 6.1(b)(xi), 6.1(b)(xii), or 6.1(b)(xxii) (to the extent Section 6.1(b)(xxii) relates to the foregoing clauses) thereof). 4.22 Brokers. Other than Cowen and Company, LLC, no investment banker, broker, finder, or other Person is entitled to any brokerage or finder’s fee or similar commission with respect to the Transactions based on agreements, arrangements, or understandings made by or on behalf of NIC. 4.23 Takeover Statutes. Assuming the accuracy of the Tyler Entities’ representation in Section 5.9, the NIC Board of Directors has taken all action necessary to render Section 203 of the DGCL, any other Takeover Statute, and any similar provisions of the NIC Governing Documents inapplicable to the Merger. 4.24 Information Supplied. The information relating to NIC and the NIC Subsidiaries to be contained in, or incorporated by reference in, the definitive proxy statement to be sent to NIC Stockholders in connection with the Merger and the other Transactions (including any amendments or supplements, the “Proxy Statement”) will not, at the date the Proxy Statement is first mailed to NIC Stockholders or at the time of the NIC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement

26 will, at the time of the NIC Stockholders Meeting, comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. For the avoidance of doubt, no representation or warranty is made by NIC with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Tyler or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement. 4.25 No Implied Representations. Notwithstanding anything to the contrary contained in this Agreement, NIC has not made any representation or warranty whatsoever, express or implied, other than those representations and warranties of NIC expressly set forth in this ARTICLE IV. Neither NIC nor any NIC Stockholder make any representation or warranty to any Tyler Entity with respect to any forward- looking projections, estimates or budgets heretofore made available to any Tyler Entity (or any of their respective Representatives or Affiliates) of future revenues, expenses or expenditures or future results of operations of NIC or any other information or documents made available to any Tyler Entity (or any of their respective Representatives or Affiliates). 4.26 Opinion of Financial Advisor. The NIC Board of Directors has received an opinion of Cowen and Company, LLC to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of NIC Common Stock in the Merger is fair to such holders from a financial point of view. NIC shall, following the date hereof, furnish an accurate, complete and confidential copy of such opinion letter to Tyler solely for informational purposes. 4.27 No Other Representations. Except for the representations and warranties expressly set forth in ARTICLE V and the certificate delivered pursuant to Section 7.3(c), NIC acknowledges that none of the Tyler Entities or any of their respective Representatives makes, and NIC acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to the Tyler Entities or any of their respective Subsidiaries or with respect to any other information provided or made available to NIC or its Representatives in connection with the Transactions, including any information, documents, projections, forecasts, or other material made available to NIC or to NIC’s Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties expressly set forth in ARTICLE V and the certificate delivered pursuant to Section 7.3(c). Without limiting the generality of the foregoing, NIC acknowledges that, except as may be expressly provided in ARTICLE V and the certificate delivered pursuant to Section 7.3(c), no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to NIC, any of its Representatives or any other Person. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE TYLER ENTITIES Except as disclosed in any Tyler SEC Documents filed or furnished by Tyler with the SEC since December 31, 2018, and publicly available prior to the date of this Agreement (including any exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature), the Tyler Entities hereby jointly and severally represent and warrant to NIC as set forth in this ARTICLE V. 5.1 Due Organization and Qualification. Each of the Tyler Entities is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Each of the Tyler Entities has all requisite corporate or similar power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Tyler Entities is qualified

27 to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing, or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, would not reasonably be expected to, individually or in the aggregate, have a Tyler Material Adverse Effect or prevent or materially delay the ability of the Tyler Entities to consummate the Transactions, including the Merger. 5.2 Power and Authority; Authorization. (a) The Tyler Entities have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of the Tyler Entities’ obligations under this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action of the Tyler Entities and no other corporate proceedings on the part of the Tyler Entities are necessary to authorize the performance of Tyler’s or Merger Sub’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, for the Merger Filing. (b) No vote or consent of the holders of any class or series of capital stock of Tyler or the holders of any other securities of Tyler (equity or otherwise) is necessary to adopt this Agreement, or to approve the Merger or the other Transactions. The vote or consent of Tyler, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement. (c) This Agreement has been duly and validly executed and delivered by Tyler and Merger Sub and, assuming the due authorization, execution, and delivery of this Agreement by NIC, constitutes the valid and binding agreement of Tyler and Merger Sub, is enforceable against Tyler Merger Sub in accordance with its terms, subject to the General Enforceability Exceptions. 5.3 No Violation; Governmental Consents. (a) The execution, delivery, and performance by the Tyler Entities of this Agreement do not, and, except as described in Section 5.3(b), the performance and consummation of the Transactions and compliance with the provisions hereof will not, (i) conflict with or violate any provision of the organizational or governing documents of the Tyler Entities, (ii) conflict with or result in any breach, violation, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or right or adversely affect any rights of or benefit to Tyler under any material Contract binding upon Tyler or to which it is a party or by which or to which any of its properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of Tyler, other than Permitted Liens, or (iii) conflict with or violate any judgment, order, decree, or Law applicable to Tyler or any of its properties, rights or assets, other than, in the case of clauses (ii) and (iii), any such conflict, breach, violation, default, termination, modification, cancellation, acceleration, right, loss, or Lien that would not reasonably be expected to, individually or in the aggregate, have a Tyler Material Adverse Effect or prevent or materially delay the ability of the Tyler Entities to consummate the Transactions, including the Merger. (b) Other than in connection with or in compliance with (i) the DGCL, (ii) the Exchange Act, (iii) applicable state securities, takeover and “blue sky” Laws, (iv) the HSR Act and any other requisite clearances or approvals, and (v) any applicable requirements of the NYSE, no authorization, permit, notification to, consent, or approval of, or filing with, any Governmental Authority is necessary or required, under applicable Law, for the consummation by the Tyler Entities of the Transactions, except for such authorizations, permits, notifications, consents, approvals, or filings that, if not obtained or made, would not reasonably be expected to, individually or in the aggregate, have a Tyler Material Adverse Effect or

28 prevent or materially delay the ability of the Tyler Entities to consummate the Transactions, including the Merger. 5.4 SEC Reports. Since January 1, 2018, Tyler has timely filed or furnished all forms, statements, schedules, documents, and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, statements, schedules, documents, and reports the “Tyler SEC Documents”). As of their respective filing dates, or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, the Tyler SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of the NYSE, and none of the Tyler SEC Documents contained (or, with respect to Tyler SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or with respect to Tyler SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Since February 1, 2019, neither Tyler nor any Tyler Subsidiary has received from the SEC or any other Governmental Authority any written comments or questions with respect to any of the Tyler SEC Documents (including the financial statements included therein) that are not resolved, or, as of the date hereof, has received any written notice from the SEC or other Governmental Authority that such Tyler SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to Tyler’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Authority of any Tyler SEC Documents (including the financial statements included therein). 5.5 Undisclosed Liabilities. Neither Tyler nor any Tyler Subsidiary has any liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, except (a) as and to the extent specifically disclosed, reflected or reserved against in Tyler’s consolidated balance sheet (or the notes thereto) as of December 31, 2019 included in the Tyler SEC Documents filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case, in the ordinary course of business since December 31, 2019 (other than any liability for any material breaches of Contracts), (c) as expressly required or expressly contemplated by this Agreement and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Tyler Material Adverse Effect. 5.6 Absence of Changes. Since December 31, 2019, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Tyler Material Adverse Effect. 5.7 Ownership and Prior Operations of Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Tyler or a direct or indirect Subsidiary of Tyler. Merger Sub has been formed solely for the purpose of engaging in the Transactions and prior to the Effective Time will have engaged in no other business activities, will have no assets, and will not have incurred liabilities or obligations of any nature, other than pursuant to or in connection with this Agreement and the Merger and the other Transactions 5.8 Sufficient Funds. Tyler will have at the Closing access to all of the funds that are necessary for it to pay the Merger Consideration and all other required payments payable in connection with the Transactions and to consummate the Transactions, and to perform its obligations under this Agreement. Tyler has delivered to NIC complete, correct and fully executed copies of a commitment letter and related fee letters (which in the case of such fee letters may be subject to redaction in a customary manner with respect to fee amounts, including fee amounts in any flex terms) (collectively, the “Commitment Letter”) from any Financing Sources pursuant to which such Financing Sources have committed to provide to Tyler and Merger Sub, upon the terms and subject to the conditions set forth therein, debt financing in the amounts set forth therein for purposes of financing the Transactions, and paying related fees and expenses (such debt

29 financing, the “Initial Financing”). As of the date hereof, the Commitment Letter is in full force and effect and is a valid and binding obligation of Tyler and, to the Knowledge of Tyler, the other parties thereto, in each case subject to the General Enforceability Exceptions. As of the date hereof, the Commitment Letter has not been amended or modified in any material respect, and, to the Knowledge of Tyler, the commitments contained in the Commitment Letter have not been withdrawn, rescinded or otherwise modified in any material respect. The Commitment Letter delivered to NIC contains all of the conditions precedent to the obligations of the parties thereunder to fund the full amount of the Initial Financing contemplated by the Commitment Letter. Other than the Commitment Letter itself (including the redacted fee letter provided to NIC as of the date hereof) and other than certain customary engagement letters and confidentiality agreements with respect to the Initial Financing, there are no other fee letters, engagement letters, side letters, agreements, contracts or other arrangements relating to the Commitment Letter. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute or reasonably be expected to constitute a default or breach on the part of Tyler under any material term of, or a failure of any condition or inability to satisfy any conditions precedent to funding the full amount of the Initial Financing under, the Commitment Letter or otherwise result in any portion of the Initial Financing to be unavailable or materially delayed. As of the date hereof, Tyler does not have reason to believe that it will be unable to satisfy on a timely basis any condition to the Initial Financing under the Commitment Letter required to be satisfied by it at or prior to the Closing, or that any portion of the Initial Financing contemplated thereby will be unavailable to Tyler at the Closing. Tyler has fully paid any and all commitment fees or other fees in connection with the Commitment Letter that are due and payable on or before the date of this Agreement. Each of Tyler and Merger Sub affirms that it is not a condition to the Merger or any of its other obligations under this Agreement that Tyler or Merger Sub obtain the Financing (including the Initial Financing) or any other financing for or related to any of the Transactions. 5.9 Stock Ownership. Tyler is not, nor at any time for the past three years has been, an “interested stockholder” of NIC as defined in Section 203 of the DGCL. Neither Tyler nor any Tyler Subsidiary directly or indirectly owns as of the date hereof, nor at any time in the past three years through the date hereof has directly or indirectly owned, any shares of NIC Common Stock. 5.10 Information Supplied. The information relating to Tyler and the Tyler Subsidiaries to the extent supplied by or on behalf Tyler and the Tyler Subsidiaries to be contained in the Proxy Statement will not, at the date the Proxy Statement is first mailed to NIC Stockholders or at the time of the NIC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing provisions of this Section 5.10, no representation or warranty is made by the Tyler Entities with respect to information or statements made or incorporated by reference in the Proxy Statement, which information or statements were not supplied by or on behalf of the Tyler Entities. 5.11 No Other Representations. Except for the representations and warranties expressly set forth in ARTICLE IV and the certificate delivered pursuant to Section 7.2(c), each of the Tyler Entities acknowledges that none of NIC, any of its Representatives or any other Person makes, and each of the Tyler Entities acknowledges that it has not relied upon or otherwise been induced by, any express or implied representation or warranty with respect to NIC or any NIC Subsidiary or with respect to any other information provided or made available to the Tyler Entities or their respective Representatives in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to the Tyler Entities or their respective Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties expressly set forth in ARTICLE IV and the certificate delivered pursuant to Section 7.2(c). Without limiting the generality of the foregoing, each of the Tyler Entities acknowledges that, except as may be expressly provided in ARTICLE IV and the certificate delivered pursuant to Section 7.2(c), no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made

30 available, directly or indirectly, to the Tyler Entities, any of their respective Representatives or any other Person. Tyler and Merger Sub entered into this Agreement based upon their own investigation, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of NIC, except as expressly set forth in this Agreement. ARTICLE VI CERTAIN COVENANTS 6.1 Conduct of Business by NIC Pending the Closing. (a) NIC agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (v) as set forth in Section 6.1 of the NIC Disclosure Letter, (w) in connection with a NIC COVID Action that is required by applicable Law (provided that, if a NIC COVID Action is required in certain jurisdictions where NIC conducts business, NIC may take such NIC COVID Action in any other jurisdiction where NIC conducts business), (x) as contemplated, permitted or required by this Agreement, (y) as may be required by applicable Law, including the regulations or requirements of any stock exchange or regulatory organization applicable to NIC or any NIC Subsidiary, or any NIC Plan, or (z) as consented to in writing by Tyler (such consent not to be unreasonably withheld, conditioned, or delayed, except with respect to Sections 6.1(b)(ii) and 6.1(b)(iv), which may be given in Tyler’s sole discretion), NIC shall, and shall cause each NIC Subsidiary to, use commercially reasonable efforts to (i) conduct its business in the ordinary course of business, (ii) preserve intact NIC’s business organization, (iii) maintain NIC’s rights, privileges, and immunities, (iv) retain the services of NIC’s officers and other key employees (subject to workforce requirements other than where termination of such services is for cause), and (v) maintain NIC’s relationships with its customers, suppliers, service providers, lenders, and other Persons having material business relations with it. (b) Subject to the exceptions set forth in Section 6.1(a), NIC shall not take any of the following actions: (i) amend, modify, waive, rescind, change, or otherwise restate NIC’s or any NIC Subsidiary’s certificate of incorporation, bylaws, or equivalent organizational documents; (ii) authorize, declare, set aside, make or pay any dividends (other than quarterly cash dividends paid in the ordinary course of business) on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, shares or other securities of NIC or any NIC Subsidiary) (other than dividends or distributions made by any wholly owned NIC Subsidiary to NIC or any wholly owned NIC Subsidiary), or enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC with respect to any, of its capital stock or other equity interests or securities; (iii) split, combine, subdivide or reclassify any of its capital stock or other equity interests, or redeem, purchase or otherwise acquire any of its capital stock or other equity interests, or any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests, except for (i) shares of NIC Common Stock withheld in order to pay Taxes in connection with the vesting or settlement of any NIC Equity Award or as otherwise provided by the terms of any NIC Equity Award, (ii) the acquisition of shares of NIC Common Stock in connection with the forfeiture of any NIC Equity Award or (iii) for any such transaction involving only wholly owned NIC Subsidiaries; (iv) issue, deliver, grant, sell, pledge, dispose of or encumber (other than Permitted Liens), or authorize the issuance, delivery, grant, sale, pledge, disposition or

31 encumbrance (other than Permitted Liens) of, any shares of capital stock, voting securities or other equity interest in NIC or any NIC Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested NIC Equity Award under the NIC Stock Plan (except, in each case, as otherwise provided by the terms of any Contract or NIC Equity Award), including taking any action to cause acceleration of vesting of any NIC Equity Award granted in 2021, other than (i) transactions solely between NIC and a wholly owned NIC Subsidiary or solely between wholly owned NIC Subsidiaries, (ii) in connection with the exercise of rights to purchase shares of NIC Common Stock under the NIC ESPP or (iii) the vesting or settlement of NIC Equity Awards outstanding as of the date of this Agreement in accordance with the present terms of such NIC Equity Awards or granted after the date of this Agreement to the extent permitted by this Agreement; (v) except as required by any NIC Plan or any other Contract as in effect as of the date hereof, (A) increase the compensation or benefits payable or to become payable to any of its directors, executive officers, or employees with annual base salary in excess of $100,000, (B) grant to any of its directors, executive officers or employees any increase in severance or termination pay, (C) pay or award, or commit to pay or award, any bonuses, retention, or incentive compensation to any of its directors, executive officers or employees, (D) enter into any employment, severance, or retention agreement (excluding offer letters that provide for no severance or change in control benefits) with any of its directors, executive officers, or employees, (E) establish, adopt, enter into, amend, or terminate any collective bargaining agreement or NIC Plan, except for any amendments to health and welfare plans in the ordinary course of business that do not contravene the other covenants set forth in this clause (v) or materially increase the cost to NIC of maintain such NIC Plan or the benefits provided thereunder, (F) amend or waive any performance or vesting criteria or accelerate vesting, exercisability, or funding under any NIC Plan, (G) terminate the employment of any employee at the level of senior vice president or above, other than for cause (which, with respect to any such employee with an employment agreement, shall be “Cause” as defined therein), (H) hire any new employees, except for employees at the vice president level or below, (I) provide any funding for any rabbi trust or similar arrangement, (J) enter into a Contract with a professional employer organization, other than in the ordinary course of business, or (K) form or otherwise establish any employing entity in any country that does not currently have an employing entity; (vi) acquire (including by merger, consolidation, or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any binding agreements providing for any acquisitions of, any equity interests in or assets of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations, or business combinations, except for (A) transactions solely between NIC and a wholly owned NIC Subsidiary or solely between wholly owned NIC Subsidiaries, or (B) acquisitions of supplies or equipment in the ordinary course of business; (vii) liquidate (completely or partially), dissolve, restructure, recapitalize, or effect any other reorganization (including any restructuring, recapitalization, or reorganization between or among any of NIC or the NIC Subsidiaries), or adopt any plan or resolution providing for any of the foregoing; (viii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans solely among NIC and its wholly owned NIC Subsidiaries or solely among NIC’s wholly owned NIC Subsidiaries or (B) advances for reimbursable employee expenses in the ordinary course of business;

32 (ix) sell, lease, license, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its properties, rights or assets that are material to NIC and the NIC Subsidiaries, taken as a whole (including shares in the capital of NIC or the NIC Subsidiaries), except (A) dispositions of excess, obsolete or worthless equipment, in the ordinary course of business, (B) non-exclusive licenses of Owned Intellectual Property, NIC Products or custom applications entered into in the ordinary course of business with customers of NIC or the NIC Subsidiaries, (C) pursuant to existing Contracts or (D) pursuant to transactions solely among NIC and its wholly owned NIC Subsidiaries or solely among wholly owned NIC Subsidiaries; (x) except in the ordinary course of business, terminate or materially amend or modify any written policies or procedures with respect to the use or distribution by NIC or any NIC Subsidiary of any open source Software; (xi) enter into or become bound by, or amend, modify, terminate, or waive any Contract related to the disposition or grant of any license with respect to material Owned Intellectual Property, other than in the ordinary course of business, or otherwise encumber (other than Permitted Liens) any material Owned Intellectual Property (including by the granting of any covenants, including any covenant not to sue or covenant not to assert), other than non-exclusive licenses of (x) Owned Intellectual Property (other than patents on a stand-alone basis) or (y) NIC Products or custom applications, in each case entered into in the ordinary course of business; (xii) (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, other than (1) in the ordinary course of business or (2) to renew or replace any Material Contract that has expired or terminated in accordance with its terms, (B) (1) materially modify, materially amend, extend, or terminate (other than in the ordinary course of business) any Material Contract or (2) waive, release, or assign any material rights or material claims thereunder, in each case, other than in the ordinary course of business or (C) materially modify or amend or terminate, or waive or release or assign, any material rights under any material Government Contract Bid other than in the ordinary course of business; (xiii) except (A) in accordance with NIC’s capital budget made available to Tyler, (B) in the ordinary course of business (not to exceed $1,000,000 in the aggregate) or (C) to replace or repair damaged equipment, make any capital expenditure or expenditures, enter into agreements or arrangements providing for capital expenditure or expenditures or otherwise commit to do so; (xiv) in each case other than as provided in Section 6.12, commence (other than in the ordinary course of business or to enforce any of its rights under this Agreement), waive, release, assign, compromise or settle any material Proceeding (for the avoidance of doubt, including with respect to matters in which NIC or any NIC Subsidiary is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of any Proceeding that: (A) is for an amount not to exceed, for any such compromise or settlement payment by NIC, individually, $250,000, or in the aggregate, $500,000 (net of insurance proceeds and indemnification proceeds received from third parties), (B) does not impose any injunctive relief on NIC and the NIC Subsidiaries and does not involve the admission of wrongdoing by NIC, any NIC Subsidiary, or any of their respective officers or directors or otherwise establish a materially adverse precedent for similar settlements by Tyler or any Tyler Subsidiaries (including, following the Effective Time, NIC and the NIC Subsidiaries) and (C) does not provide for the license of any Intellectual Property or the termination, modification or amendment of any license of Owned Intellectual Property;

33 (xv) make any change in financial accounting policies, practices, principles or procedures, except as required by GAAP or applicable Law; (xvi) make, change or revoke any material Tax election, adopt or change any Tax accounting period or material method of Tax accounting, amend any material Tax Return, file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior taxable period (taking into account any amendments prior to the date hereof), settle or compromise any material liability for Taxes or any Tax audit, claim or other proceeding relating to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), surrender any right to claim a material refund of Taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes; (xvii) incur, assume, guarantee or otherwise become liable for or modify in any material respects in a manner adverse to NIC the terms of any indebtedness for borrowed money or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (v) the incurrence of trade debt or accounts receivable in the ordinary course of business, (w) equipment leases entered into in the ordinary course of business, (x) the issuance of letters of credit under the NIC Credit Agreement, (y) the incurrence of any indebtedness solely among NIC and its wholly owned NIC Subsidiaries or solely among wholly owned NIC Subsidiaries, or (z) any guarantees by NIC of indebtedness or other obligations of NIC Subsidiaries or guarantees by NIC Subsidiaries of indebtedness or other obligations of NIC or any other NIC Subsidiaries, which indebtedness or other obligations are incurred in compliance with this Section 6.1(b); (xviii) enter into any transactions or Contracts with any Affiliate or other Person that would be required to be disclosed by NIC under Item 404 of Regulation S-K of the SEC; (xix) other than the NIC Stockholders Meeting, convene any special meeting (or any adjournment or postponement thereof) of NIC Stockholders; (xx) adopt or otherwise implement any stockholder rights plan, “poison-pill” or other comparable agreement; (xxi) subject to Section 6.6, take or cause to be taken any action that would reasonably be expected to materially delay, impede, or prevent the consummation of the Transactions on or before the Outside Date; or (xxii) agree or authorize, in writing or otherwise, to take any of the foregoing actions. (c) Nothing contained in this Agreement shall give Tyler or Merger Sub, directly or indirectly, the right to control or direct NIC’s or any NIC Subsidiary’s operations prior to the Effective Time. Prior to the Effective Time, NIC shall have the right to exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its businesses and operations and the businesses and operations of the NIC Subsidiaries. 6.2 Conduct of Business by Tyler Pending the Closing. Tyler agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as specifically permitted or required by this Agreement, as required by applicable Law or as consented to in writing by NIC (such consent not to be unreasonably withheld, conditioned, or delayed), Tyler shall not, and shall cause each Tyler Subsidiary not to, directly or indirectly,

34 subject to Section 6.6, take or cause to be taken any action that would reasonably be expected to materially delay, impede, or prevent the consummation of the Transactions on or before the Outside Date. 6.3 No Solicitation by NIC. (a) Except as expressly permitted by this Section 6.3, from and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, NIC agrees that it shall not, and shall cause the NIC Subsidiaries, and its and their respective officers and directors not to, and shall use its reasonable best efforts to cause its and the NIC Subsidiaries’ other Representatives to not, directly or indirectly, (i) solicit, initiate, or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiry with respect to, or the making, submission or announcement of, an Acquisition Proposal or any inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal; (ii) participate in any negotiations regarding, or furnish to any person any information relating to NIC or any NIC Subsidiary in connection with, an Acquisition Proposal or any inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) adopt, approve, endorse, or recommend, or publicly propose to adopt, approve, endorse, or recommend, any Acquisition Proposal; (iv) withdraw, change, amend, modify, or qualify, or otherwise publicly propose to withdraw, change, amend, modify, or qualify, in each case, in a manner adverse to Tyler, the NIC Board Recommendation; (v) fail to include the NIC Board Recommendation in the Proxy Statement; (vi) approve, authorize, or cause or permit NIC or any NIC Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle or similar definitive agreement with respect to, or any other definitive agreement or commitment providing for, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.3) (a “NIC Acquisition Agreement”); or (vii) call or convene a meeting of the NIC Stockholders to consider a proposal that would reasonably be expected to materially impair, prevent, or delay the consummation of the Transactions (any act described in clauses (iii), (iv), or (v) that is taken, authorized, or, solely with respect to clause (v), permitted by the NIC Board of Directors, a “Change of Recommendation”). NIC shall, and shall cause the NIC Subsidiaries and its and their respective officers and directors to, and shall use its reasonable best efforts to cause its and the NIC Subsidiaries’ other Representatives to, immediately cease any and all solicitation, encouragement, discussions, or negotiations with any persons (or provision of any information to any persons) with respect to any Acquisition Proposal or any inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal. Promptly after the date hereof (and in any event within two Business Days following the date hereof), NIC shall (A) request in writing that each person (as defined below) that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or potential Acquisition Proposal promptly destroy or return to NIC all nonpublic information heretofore furnished by NIC or any of its Representatives to such person or any of its Representatives in accordance with the terms of such confidentiality agreement and (B) terminate access to any physical or electronic data rooms relating to such person’s consideration of an Acquisition Proposal. NIC shall enforce, and not waive, terminate, or modify without Tyler’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill, or other agreement entered into prior to the date hereof with any person in connection with such person’s consideration of an Acquisition Proposal or any inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal; provided that, if the NIC Board of Directors determines in good faith after consultation with NIC’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, NIC may, with prior written notice to Tyler, waive such standstill solely to the extent necessary to permit the applicable person (if it has not been solicited in violation of Section 6.3(a)(i) or (ii)) to make, on a confidential basis to the NIC Board of Directors, an Acquisition Proposal, conditioned upon such person agreeing to disclosure of such Acquisition Proposal to Tyler, in each case, as contemplated by this Section 6.3. For purposes of this Section 6.3, the term “person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to NIC, any NIC Subsidiary, Tyler, any Tyler Subsidiary, or any of their Representatives. Notwithstanding the limitations set forth in this Section 6.3(a),

35 if NIC receives, prior to the NIC Stockholder Approval being obtained, a bona fide written Acquisition Proposal or an inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal that did not result from a breach of Section 6.3(a)(i) or (ii), NIC, the NIC Subsidiaries, and NIC’s Representatives may contact the person or any of its Representatives who has made such Acquisition Proposal, inquiry, proposal, or offer to (x) refer the inquiring, proposing or offering person to this Section 6.3, or (y) solely to clarify or ascertain facts regarding (and not to negotiate or engage in any discussions regarding or relating to) the material terms and conditions of such Acquisition Proposal, inquiry, proposal, or offer and the person making it so that NIC may inform itself about such Acquisition Proposal, inquiry, proposal, or offer and the person making it. For the avoidance of doubt, any violation of the restrictions set forth in this Section 6.3 by (x) a NIC Subsidiary, (y) a director or officer of NIC or any NIC Subsidiary, or (z) any other Representatives acting at the direction of NIC or any NIC Subsidiary shall be a breach of this Section 6.3 by NIC. (b) Notwithstanding the limitations set forth in this Agreement, if NIC or any of its Representatives receives, prior to the NIC Stockholder Approval being obtained, an unsolicited, bona fide, written Acquisition Proposal that did not result from a breach of Section 6.3(a)(i) or (ii), which the NIC Board of Directors determines in good faith after consultation with NIC’s outside legal counsel and financial advisors (i) constitutes a Superior Proposal or (ii) would reasonably be expected to result in a Superior Proposal, then in either event NIC may take the following actions: (A) furnish information with respect to NIC and the NIC Subsidiaries to the person making such Acquisition Proposal and its Representatives, if, and only if, prior to so furnishing such information, NIC receives from such person an executed Acceptable Confidentiality Agreement and NIC also provides Tyler, prior to or substantially concurrently with (and in any event within 24 hours after) the time such information is provided or made available to such person, any nonpublic information furnished to such other person that was not previously furnished to Tyler, and (B) engage in discussions or negotiations with such person and its Representatives with respect to such Acquisition Proposal. NIC shall promptly (and in any event within 24 hours after such determination) inform Tyler in writing if NIC determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to this Section 6.3(b). (c) NIC shall promptly (and in any event within 24 hours after, to the Knowledge of NIC or the knowledge of its financial advisor, its receipt) notify Tyler of NIC’s or any NIC Subsidiary’s or its or their respective Representatives’ receipt of any Acquisition Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal. Such notice shall indicate the identity of the person making the Acquisition Proposal, inquiry, proposal, or offer, and the material terms and conditions of any such Acquisition Proposal, proposal or offer, or the nature of the information requested pursuant to such inquiry, including unredacted copies of any written proposals or offers, including proposed written agreements received by NIC or its Representatives relating to such Acquisition Proposal or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting NIC’s other obligations under this Section 6.3, NIC shall keep Tyler reasonably informed on a reasonably current basis of the status (including any material developments related thereto) of any such Acquisition Proposal, and promptly (and in any event within 24 hours after) notify Tyler of any material amendments to the material terms and conditions of any such Acquisition Proposal and promptly (and in any event within 24 hours after) provide to Tyler copies of all proposed written agreements relating to an Acquisition Proposal received by NIC or its Representatives. NIC agrees that it will not, directly or indirectly, enter into any agreement with any person which directly or indirectly prohibits NIC from providing any information to Tyler in accordance with, or otherwise complying with, this Section 6.3. (d) Notwithstanding anything in this Section 6.3 to the contrary, but subject to Section 6.3(e), at any time prior to the NIC Stockholder Approval being obtained, the NIC Board of Directors may (i) make a Change of Recommendation (only of the type contemplated by Section 6.3(a)(iv) or Section 6.3(a)(v)) in response to an Intervening Event if the NIC Board of Directors has determined in good faith after consultation with NIC’s outside legal counsel, that the failure to take such action would be

36 reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law or (ii) make a Change of Recommendation (of the type contemplated by Section 6.3(a)(iv) or Section 6.3(a)(v)) and cause NIC to terminate this Agreement pursuant to and in accordance with Section 8.1(h) in order to enter into a definitive agreement providing for an unsolicited Acquisition Proposal received after the date of this Agreement (which, for the avoidance of doubt, did not result from a breach of Section 6.3(a)(i) or (ii) and such Acquisition Proposal is not withdrawn) if the NIC Board of Directors determines in good faith after consultation with NIC’s outside legal counsel and financial advisors that such Acquisition Proposal constitutes a Superior Proposal; provided that notwithstanding anything to the contrary herein, neither NIC nor any NIC Subsidiary shall enter into any NIC Acquisition Agreement unless this Agreement has been terminated in accordance with Section 8.1. “Intervening Event” means any Effect that is material to NIC and the NIC Subsidiaries (taken as a whole) and was not known by or the material consequences of which (based on facts known to members of the NIC Board of Directors as of the date of this Agreement) were not reasonably foreseeable to NIC or the NIC Board of Directors as of or prior to the date hereof; provided, however, that in no event shall the following events, changes, or developments constitute an Intervening Event: (A) the receipt, existence, or terms of an Acquisition Proposal or any inquiry or communications relating thereto or any matter relating thereto or consequence thereof, (B) changes in the market price or trading volume of the NIC Common Stock (it being understood, however, in the case of this clause (B), that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred), (C) changes in general economic, political, or financial conditions or markets (including changes in interest rates, exchange rates, stock, bond, or debt prices), (D) changes in GAAP, other applicable accounting rules or applicable Law or, in any such case, changes in the interpretation thereof, or (E) natural disasters, epidemics, or pandemics (including the existence and impact of the COVID-19 pandemic), provided that with respect to clauses (C)-(E), except if and to the extent that such Effect has a disproportionate effect on NIC and the NIC Subsidiaries, taken as a whole, relative to other companies in the industries in which NIC and the NIC Subsidiaries operate. (e) Prior to NIC taking any action permitted (i) under Section 6.3(d)(i), NIC shall provide Tyler with four Business Days’ prior written notice advising Tyler that the NIC Board of Directors intends to effect a Change of Recommendation and specifying, in reasonable detail, the reasons therefor, and, during such four-Business Day period (which period shall expire at 11:59 p.m., Central Time, on the fourth Business Day), NIC shall cause its executive officers and direct its other Representatives to negotiate in good faith (to the extent Tyler desires to negotiate) any proposal by Tyler to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect a Change of Recommendation, and at the end of such four-Business Day period (which period shall expire at 11:59 p.m., Central Time, on the fourth Business Day) the NIC Board of Directors again makes the determination under Section 6.3(d)(i) (after in good faith taking into account any amendments to this Agreement proposed by Tyler) or (ii) under Section 6.3(d)(ii), NIC shall provide Tyler with four-Business Days’ prior written notice advising Tyler that the NIC Board of Directors intends to take such action and specifying the material terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, and, during such four- Business Day period (which period shall expire at 11:59 p.m., Central Time, on the fourth Business Day), NIC shall cause its executive officers and direct its other Representatives to negotiate in good faith (to the extent Tyler desires to negotiate) any proposal by Tyler to amend the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal, and at the end of such four-Business Day period (which period shall expire at 11:59 p.m., Central Time, on the fourth Business Day) the NIC Board of Directors again makes the determination under Section 6.3(d)(ii) (after in good faith taking into account the amendments to this Agreement proposed by Tyler). With respect to Section 6.3(e)(ii), if there are any material amendments, revisions, or changes to the material terms of any such Superior Proposal (including any revision to the amount, form, or mix of consideration NIC Stockholders would receive as a result of the Superior Proposal), NIC shall notify Tyler of each such amendment, revision, or change in compliance with Section 6.3(c) and the applicable four-Business Day period shall be extended until at least two Business Days after the time that Tyler receives notification from NIC of each such revision, and the NIC Board of Directors shall not take any such action permitted under

37 Section 6.3(d)(ii) prior to the end of any such period (which period shall expire at 11:59 p.m., Central Time, on the applicable day) as so extended in accordance with the terms of this Section 6.3(e). (f) Nothing in this Agreement shall prohibit NIC or the NIC Board of Directors from (i) taking and disclosing to NIC Stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to NIC Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any disclosure to NIC Stockholders with regard to an Acquisition Proposal if the NIC Board of Directors has determined in good faith after consultation with NIC’s outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, which actions, in the case of clauses (i)-(iii), shall not constitute or be deemed to constitute a Change of Recommendation so long as any such disclosure (x) with respect to clauses (i) and (iii) only, includes an express reaffirmation of the NIC Board Recommendation, without any amendment, withdrawal, alteration, modification, or qualification thereof and (y) does not include any statement that constitutes, and does not otherwise constitute, a Change of Recommendation. For the avoidance of doubt, this Section 6.3(f) shall not permit the NIC Board of Directors to make (or otherwise modify the definition of) a Change of Recommendation except to the extent expressly permitted by Section 6.3(d) and Section 6.3(e). 6.4 Preparation of the Proxy Statement; NIC Stockholders Meeting. (a) As promptly as reasonably practicable after the execution of this Agreement, NIC (with Tyler’s reasonable cooperation) shall use its reasonable best efforts to prepare within 30 days following the execution of this Agreement a Proxy Statement. Each of the Tyler Entities shall furnish to NIC all information as may be reasonably requested by NIC in connection with the preparation, of the Proxy Statement and provide such other assistance as may be reasonably requested by NIC. NIC shall use its reasonable best efforts to cause the Proxy Statement to be filed and mailed to its stockholders. No filing of, or amendment or supplement to, the Proxy Statement will be made by NIC, in each case, without providing Tyler with a reasonable opportunity to review and comment (which comments shall be considered by NIC in good faith) thereon if reasonably practicable, except, in each case, to the extent such disclosure relates to an Acquisition Proposal or a Change of Recommendation. If, at any time prior to the receipt of the NIC Stockholder Approval, any information relating to Tyler or NIC or any of their respective Affiliates, directors or officers, should be discovered by Tyler or NIC which should be set forth in an amendment or supplement to the Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other Party to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to NIC Stockholders. Subject to applicable Law, NIC shall notify Tyler promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between NIC or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. (b) Subject to the earlier termination of this Agreement in accordance with Section 8.1, NIC shall (i) as promptly as reasonably practicable conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the NIC Stockholders Meeting and (ii) duly call, give notice of, convene, and hold a meeting of NIC Stockholders for the purpose of seeking the NIC Stockholder Approval (as it may be adjourned or postponed as provided below, the “NIC Stockholders Meeting”) as soon as reasonably practicable after the date on which NIC learns that the Proxy Statement will not be reviewed or that the SEC has no further comments thereon, and NIC shall submit such proposal to NIC Stockholders at the NIC Stockholders Meeting and shall not submit any other proposal to NIC

38 Stockholders in connection with the NIC Stockholders Meeting (other than an advisory vote regarding merger-related compensation and a customary proposal regarding adjournment of the NIC Stockholders Meeting and, if the NIC Stockholders Meeting is also NIC’s annual stockholder meeting, proposals customarily brought in connection with NIC’s annual stockholder meeting) without the prior written consent of Tyler (such consent not to be unreasonably withheld, conditioned, or delayed). NIC agrees to provide Tyler with reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports in the last seven days prior to the NIC Stockholders Meeting) and to give written notice (which, for the avoidance of doubt, may be given via email) to Tyler one day prior to, and on the date of, the NIC Stockholders Meeting, indicating whether, as of such date, sufficient proxies representing the requisite vote of the NIC Stockholders have been obtained. (c) Notwithstanding anything to the contrary contained in this Agreement, NIC shall not adjourn or postpone the NIC Stockholders Meeting without Tyler’s prior written consent; provided that without Tyler’s prior written consent, NIC may make one or more successive adjournments or postponements of the NIC Stockholders Meeting (i) after consultation with Tyler, to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required by Law is provided to the NIC Stockholders within a reasonable amount of time in advance of the NIC Stockholders Meeting or (ii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the NIC Stockholders Meeting or to obtain the NIC Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the NIC Stockholder Approval; provided that, unless agreed to in writing by Tyler, each such adjournment or postponement shall be for a period of no more than ten Business Days; provided that no postponement contemplated by this clause (ii) shall be permitted if it would require a change to the record date for the NIC Stockholders Meeting. Unless the NIC Board of Directors has validly made a Change of Recommendation in accordance with Section 6.3, NIC shall use its reasonable best efforts to (A) solicit from NIC Stockholders proxies in favor of the adoption of this Agreement and (B) take all other action reasonably necessary or advisable to secure the NIC Stockholder Approval, including by including the NIC Board Recommendation in the Proxy Statement. Notwithstanding any Change of Recommendation, unless this Agreement is terminated in accordance with its terms, (x) the NIC Stockholders Meeting shall be convened and this Agreement shall be submitted to the NIC Stockholders for approval at the NIC Stockholders Meeting, and nothing contained herein shall be deemed to relieve NIC of such obligation and (y) all other obligations of the Parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure, or communication to NIC of any Acquisition Proposal (whether or not a Superior Proposal), except as expressly set forth herein. 6.5 Access to Information; Notification of Certain Matters. (a) For purposes of furthering the Merger but subject to Section 6.5(b), NIC shall afford to Tyler, and to Tyler’s Representatives, upon NIC’s approval (which approval will not be unreasonably withheld, conditioned, or delayed) of a reasonable request by Tyler to be provided reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to NIC’s properties, books and records, financial and operating data, other information, and to those officers of NIC to whom Tyler reasonably requests access; provided, however, that any such access shall be conducted during normal business hours under the supervision of NIC’s personnel and in such a manner as not to interfere with the normal operations of NIC; and provided, further, that the foregoing shall not permit any Tyler Entity or any such Representatives to conduct any environmental testing or sampling. Without limiting the other provisions of this Section 6.5, the Tyler Entities will use reasonable best efforts to minimize any disruption to the business of NIC that may result from the requests for access, data, or information hereunder. (b) Notwithstanding the foregoing, NIC shall not be required by this Section 6.5 to provide Tyler or Tyler’s Representatives with access to or to disclose information (i) that, in the reasonable good-faith judgment of NIC, is prohibited from being disclosed pursuant to the terms of a confidentiality

39 agreement with a Third Party entered into prior to the date hereof or after the date hereof in the ordinary course of business (provided, however, that, at Tyler’s written request, NIC shall use its commercially reasonable efforts (x) to obtain the required consent of such Third Party to such access or disclosure or (y) to make appropriate substitute arrangements to permit reasonable access or disclosure not in violation of such consent requirement), (ii) the disclosure of which, in the reasonable good-faith judgment of NIC, would violate applicable Law (provided, however, that NIC shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Law), (iii) the disclosure of which, in the reasonable good-faith judgment of NIC, would cause the loss of any attorney-client, attorney work product or other legal privilege (provided, however, that NIC shall use its commercially reasonable efforts to allow for such access or disclosure to the maximum extent that such access or disclosure would not jeopardize attorney-client, attorney work product or other legal privilege) or (iv) the disclosure of which, in the reasonable good-faith judgment of NIC, would result in the disclosure of any trade secrets or other competitively sensitive information of NIC or any of NIC Subsidiary or any third parties. (c) Each of NIC and Tyler will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information exchanged pursuant to this Section 6.5, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement. (d) NIC shall give notice to Tyler and Tyler shall give notice to NIC (subject to Section 6.6(b)), as promptly as reasonably practicable, upon becoming aware of (i) any written notice or other written communication received by such Party from any Governmental Authority in connection with this Agreement or the Transactions, including the Merger, or from any other Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions, or (ii) any legal Proceeding commenced or, to such Party’s Knowledge, threatened in writing against such Party or any of its Subsidiaries, directors, or officers (in their capacity as such) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, directors, or officers (in their capacity as such), in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction; provided, however, that the delivery of any notice pursuant to this Section 6.5(d) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date hereof or otherwise limit or affect the remedies available hereunder to any Party; provided, further, that either Party’s obligations, actions or inactions pursuant to this Section 6.5(d), in each case, in and of themselves, shall be deemed excluded for purposes of determining whether the condition set forth in Section 7.2(b) or Section 7.3(b), as applicable, has been satisfied. 6.6 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each Party will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, including the Merger, as soon as practicable after the date hereof, including (i) preparing and filing or otherwise providing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents to obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate the Transactions, including the Merger, and (ii) taking all actions as may be necessary, subject to the limitations in this Section 6.6, to obtain (and cooperating with each other in obtaining) all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders, and approvals. In furtherance and not in limitation of the foregoing, each Party agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within ten Business Days after the execution of

40 this Agreement (unless a later date is mutually agreed between the Parties) and shall request early termination of the waiting period under the HSR Act applicable to the Transactions, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable. Notwithstanding anything to the contrary in this Agreement, none of Tyler, Merger Sub, or the other Tyler Subsidiaries shall be required to, and NIC may not and may not permit any NIC Subsidiary to, without the prior written consent of Tyler, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order to (A) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of NIC, the Surviving Corporation, Tyler, Merger Sub, or any Subsidiary of any of the foregoing, (B) conduct, restrict, operate, invest, or otherwise change the assets, the business or portion of the business of NIC, the Surviving Corporation, Tyler, Merger Sub, or any Subsidiary of any of the foregoing in any manner or (C) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of NIC, the Surviving Corporation, Tyler, Merger Sub, or any Subsidiary of any of the foregoing, in the case of each of clauses (A), (B) and (C), if any such action would reasonably be expected to, individually or in the aggregate, adversely impact Tyler, NIC, or their respective Subsidiaries in a manner or amount that is material relative to the value of NIC and the NIC Subsidiaries, taken as a whole; provided that if requested by Tyler, NIC or its Subsidiaries will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or order so long as such requirement, condition, limitation, understanding, agreement, or order is only binding on NIC or its Subsidiaries in the event the Closing occurs. Additionally, each of Tyler, Merger Sub and NIC shall use their respective reasonable best efforts to not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Authority necessary to be obtained prior to the Closing. (b) Each of Tyler and NIC shall, in connection with and without limiting the efforts referenced in Section 6.6(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act, (i) to the extent not prohibited by applicable Law, cooperate in all respects and consult with each other in connection with any such filing or submission and in connection with any investigation or other inquiry with respect thereto, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith comments of the other Party and furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Authority, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Authority, by promptly providing copies to the other Party of any such written communications (or, in the case of oral communications, advise the other Party of such communications), and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions, and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC, or other applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in any in-person meetings, substantive telephone calls, or conferences with the DOJ, the FTC, or other Governmental Authority or other Person; provided, however, that materials required to be provided pursuant to the foregoing clauses (i)-(iii) may be redacted (A) to remove references concerning the valuation of Tyler, NIC, or any of their respective Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege

41 or confidentiality concerns; provided, further, that each of Tyler and NIC may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.6(b) as “Antitrust Counsel Only Material,” which such material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers ,or directors of the recipient unless express permission is obtained in advance from the source of the materials (Tyler on the one hand or NIC on the other) or its legal counsel. (c) In connection with and without limiting the foregoing, in the event that Tyler reasonably requests NIC to do so, and after good-faith consultation with NIC with respect thereto, NIC shall give any notices to third parties required under Contracts (other than Contracts that may be canceled or terminated for convenience), and NIC shall use, and cause each of NIC Subsidiaries to use, its commercially reasonable efforts to seek to obtain any Third Party consents to any Contracts (other than Contracts that may be canceled or terminated for convenience) that are necessary to consummate the Transactions, including the Merger. Notwithstanding anything to the contrary herein, none of Tyler, NIC or any of their respective Subsidiaries shall be required to pay any consent or other similar fee, payment, or consideration, make any other concession or provide any additional security (including a guaranty), to obtain such Third Party consents (except, in the case of NIC, if requested by Tyler and either (i) reimbursed or indemnified for by Tyler or (ii) subject to the occurrence of the Closing). 6.7 Publicity. From and after the date hereof until the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, neither NIC nor Tyler, nor any of their respective Subsidiaries, shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the Merger, the other Transactions, or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of such press release or other public announcement or disclosure with respect to the Merger, the other Transactions, or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that (i) the Parties shall not be required by this Section 6.7 to provide any such review or opportunity to comment to the other Parties relating to any dispute between the Parties relating to this Agreement, (ii) each Party may make statements that are consistent with previous press releases, public disclosures, or public statements made by Tyler or NIC in compliance with this Section 6.7 or make statements regarding the actual or expected financial impact (including earnings guidance) of the Transactions on such Party, and (iii) the obligations set forth in this Section 6.7 shall not apply to any communication regarding or in response to or in connection with an Acquisition Proposal or a Change of Recommendation or any matters related thereto in accordance with Section 6.3. 6.8 Director and Officer Indemnification and Insurance. (a) For six years from and after the Effective Time, Tyler shall, and shall cause the Surviving Corporation to, indemnify and hold harmless all past and present directors and officers of NIC and the NIC Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, Proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law and the NIC Governing Documents or the organizational documents of the applicable NIC Subsidiary (as applicable); provided that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any actual or threatened Proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other

42 Transactions), whether asserted or claimed prior to, at, or after the Effective Time, in connection with such Persons serving as a director, officer, employee, or other fiduciary of NIC or any NIC Subsidiary or of any other Person if such service was at the request or for the benefit of NIC or any NIC Subsidiary, to the fullest extent permitted by applicable Law and the NIC Governing Documents or the organizational documents of the applicable NIC Subsidiary (as applicable) or any indemnification agreements with such Persons in existence on the date of this Agreement as set forth on Section 6.8(a) of the NIC Disclosure Letter and made available to Tyler prior to the date of this Agreement or filed or furnished by NIC with the SEC and publicly available prior to the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification, and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in the NIC Governing Documents or the organizational documents of the applicable NIC Subsidiary (as applicable) or in any indemnification agreement of NIC or a NIC Subsidiary with any Indemnified Party in existence on the date of this Agreement as set forth on Section 6.8(a) of the NIC Disclosure Letter and made available to Tyler prior to the date of this Agreement or filed or furnished by NIC with the SEC and publicly available prior to the date of this Agreement shall survive the Transactions, including the Merger, and shall continue in full force and effect in accordance with the terms thereof, and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such Indemnified Parties. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies the Surviving Corporation on or prior to the sixth anniversary of the Effective Time of a matter in respect of which such Person intends in good faith to seek elimination of liability, indemnification or advancement of expenses pursuant to this Section 6.8, the provisions of this Section 6.8 shall continue in effect with respect to such matter until the final disposition of all Proceedings relating thereto. (b) For six years after the Effective Time, Tyler shall cause to be maintained in effect the provisions in (i) NIC Governing Documents and (ii) any indemnification agreement of NIC or a NIC Subsidiary with any Indemnified Party in existence on the date of this Agreement and made available to Tyler prior to the date of this Agreement or filed or furnished by NIC with the SEC and publicly available prior to the date of this Agreement, except to the extent that such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of officers, directors, and employees and advancement of expenses that are in existence on the date hereof, and no such provision shall be amended, modified, or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions). (c) At or prior to the Effective Time, NIC shall purchase a six-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits, and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by NIC and the NIC Subsidiaries with respect to matters arising at or prior to the Effective Time; provided, however, that NIC shall not commit or spend on such “tail” policy, in the aggregate, more than 300% of the last aggregate annual premium paid by NIC prior to the date hereof for NIC’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, NIC shall be permitted to purchase only as much coverage as reasonably practicable for the Base Amount. NIC shall in good faith cooperate with Tyler prior to the Closing with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options. (d) In the event Tyler or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Tyler or the Surviving Corporation, as the case may be, shall assume the

43 obligations set forth in this Section 6.8. The rights and obligations under this Section 6.8 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be third-party beneficiaries of this Section 6.8, each of whom may enforce the provisions thereof. 6.9 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions. No Change of Recommendation shall change, or be deemed to change, or permit NIC or the NIC Board of Directors to change, in any manner or respect, the approval of the NIC Board of Directors for purposes of causing any Takeover Statute to be inapplicable to the Merger or any of the other Transactions. 6.10 Obligations of Merger Sub. Tyler shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, any violation of the obligations of Merger Sub under this Agreement shall also be deemed to be a breach of this Agreement by Tyler. Between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Merger Sub shall not, and Tyler shall not permit Merger Sub to, engage in any activity of any nature except as provided in, expressly contemplated by, or in furtherance of the Transactions. 6.11 Employee Matters. (a) Tyler shall assume, honor and fulfill all of NIC Plans and other compensatory Contracts in accordance with their terms as in effect immediately prior to the date hereof or as subsequently amended or terminated as permitted pursuant to the terms of such NIC Plans (or compensatory Contracts) and this Agreement. (b) Effective as of the Effective Time and through December 31, 2021, Tyler shall provide to each employee of NIC or a NIC Subsidiary who continues to be employed by Tyler or any Subsidiary thereof following the Closing (each, a “Continuing Employee”), (i) base salary or wage rate, bonus and other cash incentive compensation opportunities that are no less favorable than the base salary or wage rate, bonus and other cash incentive compensation opportunities provided to such Continuing Employee immediately prior to the Closing, (ii) equity incentive awards with a target value no less favorable than the target value of the equity incentive awards provided to such Continuing Employee immediately prior to the Closing, (iii) employee benefits (including severance and health and welfare benefits, but excluding defined benefit pension plan benefits) that are, in the aggregate, no less favorable to such Continuing Employee than those in effect for such Continuing Employee immediately prior to the Closing and (iv) retirement benefits that are, in the aggregate, no less favorable to such Continuing Employee than those in effect for such Continuing Employee immediately prior to the Closing. (c) For all purposes (including purposes of vesting, eligibility to participate and level of benefits, but expressly not for the purpose of extending the period set forth in Section 6.11(b) or the items covered therein) under the employee benefit plans of Tyler and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with NIC and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar NIC Plan in which such Continuing Employee participated or was eligible to participate

44 immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time (other than any administrative delays in connection with any transition to any New Plan), in any and all New Plans to the extent coverage under such New Plan is of the same type as the NIC Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii)(A) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits to any Continuing Employee, Tyler or its applicable Subsidiary shall use its commercially reasonable efforts to cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Continuing Employee participated immediately prior to the Effective Time and (B) Tyler and its applicable Subsidiary shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. (d) Without limiting Section 6.11(c), if the NIC 401(k) plan is terminated after the Effective Time, then as soon as practicable following the termination date, Tyler shall permit all Continuing Employees who were eligible to participate in the NIC 401(k) plan immediately prior to the termination date to participate in Tyler’s 401(k) plan. (e) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Tyler or any Affiliate of Tyler, or shall interfere with or restrict in any way the rights of Tyler or any Affiliate of Tyler, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Tyler, NIC or any Affiliate of Tyler and the Continuing Employee or any severance, benefit, or other applicable plan or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.11 shall (i) be deemed or construed to be an amendment or other modification of any NIC Plan or employee benefit plan of Tyler or Merger Sub or (ii) create any Third Party rights in any current or former service provider of NIC or its Affiliates (or any beneficiaries or dependents thereof). (f) NIC shall use commercially reasonable efforts to terminate all Contracts, arrangements or relationships between NIC or any NIC Subsidiary, on the one hand, and any professional employer organization, on the other hand, effective as of the Closing Date. 6.12 Stockholder Litigation. NIC shall provide Tyler prompt notice (and in any event within 48 hours) of any litigation brought by any stockholder of NIC or purported stockholder of NIC against NIC, any of its Subsidiaries and/or any of their respective directors or officers (in their capacity as such) relating to the Merger or any of the other Transactions or this Agreement, and shall keep Tyler informed on a prompt and timely basis with respect to the status thereof. NIC shall give Tyler the opportunity to consult (at Tyler’s expense) with NIC with respect to the defense or settlement of any such litigation, and NIC agrees that it shall not settle any such litigation, and no such settlement shall be agreed, without Tyler’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except that Tyler may, in its sole discretion, withhold such consent to any settlement which does not include a full release of Tyler and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) or which imposes an injunction or other equitable relief on NIC, Tyler, or any of their Affiliates (including, after the Effective Time, the Surviving Corporation and its Subsidiaries). In the event of, and to the extent of, any conflict or

45 overlap between the provisions of this Section 6.12 and Section 6.1 or Section 6.2, the provisions of this Section 6.12 shall control. 6.13 Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the NIC Common Stock from Nasdaq and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until at or after the Effective Time. 6.14 Director Resignations. NIC shall use its reasonable best efforts to cause to be delivered to Tyler resignations executed by each director of NIC and the NIC Subsidiaries in office as of immediately prior to the Effective Time and effective upon the Effective Time. 6.15 Financing Cooperation. (a) Prior to the Effective Time, NIC shall, and shall cause the NIC Subsidiaries to, use its and their reasonable best efforts to, and shall direct its and their respective Representatives to, provide customary cooperation and customary financial information, in each case that is reasonably requested by Tyler in connection with any financing contemplated by the Commitment Letter (including for the avoidance of doubt, the Initial Financing) (the “Financing”) obtained or to be obtained by Tyler for the purpose of financing the Transactions or any transaction undertaken in connection therewith (it being understood and agreed that the receipt of any such financing is not a condition to the Merger or any of its other obligations under this Agreement), including by (i) furnishing, or causing to be furnished, to Tyler (x) audited consolidated balance sheets and related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for NIC for each of the three most recently completed fiscal years of NIC ended at least 90 days prior to the Closing Date prepared in accordance with GAAP applied on a basis consistent with that of the most recent fiscal year and (y) unaudited consolidated balance sheets and related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for NIC (in each case, subject to normal year-end adjustments and absence of footnotes) for each subsequent fiscal quarter ended on a date that is at least 45 days before the Closing Date (provided neither NIC nor its advisors shall have any responsibility for preparing any pro forma financial statements or projections), and (ii) directing NIC’s and the NIC Subsidiaries’ independent accountants, as requested by Tyler, to consent to the use of their audit reports on the financial statements of NIC and the NIC Subsidiaries in any materials relating to the Financing or in connection with any filings made with the SEC or pursuant to the Securities Act or Exchange Act in connection with the Financing and to provide any customary “comfort letters” (including drafts thereof which such accountants are prepared to issue at the time of pricing and at closing of any offering or placement of the Financing) necessary and reasonably requested by Tyler in connection with any debt capital markets transaction comprising a part of the Financing and to participate in customary due diligence sessions; provided, however, that (A) no such cooperation shall be required to the extent it would (i) unreasonably disrupt the conduct of NIC’s business, (ii) require NIC or the NIC Subsidiaries to incur any fees, expenses, or other liability prior to the Effective Time for which it is not promptly reimbursed or simultaneously indemnified, (iii) be reasonably expected to cause any director, officer, or employee of NIC or any NIC Subsidiary to incur any personal liability, (iv) require NIC to waive or amend any terms of this Agreement, (v) require NIC or any NIC Subsidiary to take any action that will conflict with or violate its organizational documents or any applicable Laws or would result in a violation or breach of, or default under, any material Contract to which NIC or any NIC Subsidiary is a party or otherwise bound, or (vi) require NIC to provide any information the disclosure of which, in the reasonable good-faith judgment of NIC, is prohibited or restricted by any confidentiality agreement with a Third Party or by applicable Law or is legally privileged (provided, however, that NIC shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such confidentiality agreement or applicable Law or to allow for such access or disclosure to the maximum extent that would not jeopardize such legal privilege); and (B) NIC and the NIC Subsidiaries shall not be required to execute any credit or security documentation or any other definitive agreement (other than customary authorization letters) or provide any consent, instrument, certification or opinion or provide any

46 indemnity, in each case of this clause (B), prior to the Effective Time; provided, further, that in no event shall NIC’s breach of any obligations in this Section 6.15(a) be considered in determining the satisfaction of the condition set forth in Section 7.2(b) unless (1) NIC shall be in willful breach of such obligation in this Section 6.15(a) and (2) such willful breach is the primary cause of Tyler being unable to obtain the proceeds of the Financing at the Effective Time. (b) Tyler shall indemnify and hold harmless NIC, the NIC Subsidiaries, and their respective Representatives from and against any and all liabilities or losses suffered or incurred by them in connection with the Financing and any information utilized in connection therewith, except in the event such liabilities or losses arose out of or result from (i) the willful misconduct, gross negligence, or bad faith of NIC and the NIC Subsidiaries, or any of their respective Representatives, or (ii) any intentional material misstatement or omission in information provided in writing hereunder by or on behalf of NIC, the NIC Subsidiaries, or any of their respective Representatives for use in connection with the Financing (clauses (i) and (ii) collectively, the “Indemnity Exceptions”). If this Agreement is terminated pursuant to Section 8.1 for any reason, Tyler shall, promptly upon request by NIC, reimburse NIC and the NIC Subsidiaries for all reasonable and documented out-of-pocket costs actually incurred by NIC and the NIC Subsidiaries (including those of its Representatives) in connection with taking action required or requested by Tyler pursuant to this Section 6.15, other than those arising out of or resulting from the Indemnity Exceptions. For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 6.15 represent the sole obligation of NIC, the NIC Subsidiaries and their respective Affiliates and Representatives with respect to cooperation in connection with the arrangement of the Financing and no other provision of this Agreement (including the Exhibits and the NIC Disclosure Letter) shall be deemed to expand or modify such obligations. (c) To the extent that any of the “Bridge Loans”, “Takeout Securities”, or “Takeout Loans” (each as defined in the Commitment Letter) are not available to Tyler and/or Merger Sub at or prior to the Closing, each of Tyler and Merger Sub shall use reasonable best efforts to do, or cause to be done, all things necessary to arrange and obtain proceeds of the Initial Financing in an amount that when aggregated with cash and cash equivalents on hand that is available to Tyler will be sufficient to consummate the Transactions set forth in this Agreement as promptly as reasonably practicable on the terms and conditions described in the Commitment Letter (including the “flex” provisions contained in any fee letters) or on other terms and conditions agreed by Tyler and the Financing Sources, and consented to by NIC including by using reasonable best efforts to: (i) maintain in effect the Commitment Letter, subject to the modifications permitted hereunder; (ii) negotiate as promptly as possible, and enter into, definitive agreements relating to the Initial Financing at or prior to the Closing (including, as necessary, the “flex” provisions contained in any fee letters); (iii) satisfy (or obtain a waiver thereof) and to cause their Representatives to satisfy, on a timely basis all conditions applicable to Tyler, Merger Sub or their respective Representatives in the Commitment Letter to the extent the failure to satisfy such conditions would adversely impact the timing of the Closing or the availability at Closing of sufficient aggregate proceeds of the Initial Financing to consummate the Transactions, in each case only to the extent within their respective control; (4) assuming that all conditions contained in the Commitment Letter have been satisfied or waived, cause the Initial Financing to be consummated at or prior to the Closing; and (5) enforce its rights under the Commitment Letter. Tyler shall respond promptly to any requests from NIC for information on the status of Tyler’s efforts to arrange the Financing. (d) Tyler and Merger Sub shall not agree to, or permit, without the prior written consent of NIC, any assignment, amendment, supplement or modification to be made to, replacement, restatement or substitution of, or any waiver by Tyler or Merger Sub of any material provision or remedy under, the Commitment Letter (including with respect to any alternative financing intended to replace or be substituted for, in whole or in part, any portion of the Financing) if such assignment, amendment, supplement, modification, replacement, restatement, substitution or waiver (1) reduces the aggregate amount of the net cash proceeds of the Financing to be funded on the Closing Date, to an amount that, when aggregated with cash and cash equivalents on hand that is available to Tyler, would be insufficient to

47 consummate the Transactions set forth in this Agreement, (2) imposes new or additional conditions precedent or otherwise materially expands, amends or modifies any of the conditions precedent to the receipt of the Financing, in each case in a manner that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Financing, or (3) adversely and materially impacts the ability of Tyler to enforce its rights against other parties to the Commitment Letter with respect to the Financing; provided, that Tyler may amend, modify, assign, supplement, substitute, replace or restate the Commitment Letter to add (A) lenders, lead arrangers, bookrunners, syndication agents and similar entities, and grant customary approval rights to such additional lenders, lead arrangers, agents, managers and bookrunners, or (B) increase the aggregate amount of the Financing, subject to the foregoing clauses (1) through (3). (e) In the event that any portion of the Initial Financing becomes unavailable in the manner or from the sources contemplated in the Commitment Letter for any reason whatsoever, and such portion is necessary to permit Tyler and Merger Sub to consummate the Transactions (except in accordance with the express terms set forth in the Commitment Letter or unless concurrently replaced on a dollar-for- dollar basis by commitments subject to substantially the same conditions precedent as those set forth in the Commitment Letter from the Financing Sources, or from other financing sources or from proceeds of other sources of financing or cash), then (i) Tyler shall promptly so notify NIC and (ii) Tyler and Merger Sub shall use reasonable best efforts to arrange and obtain, and negotiate and enter into commitment letters and/or definitive agreements with respect to, alternative financing arrangements in an amount sufficient when added to the portion of the Financing (if any) and cash on hand that is available and will be funded at or prior to the Closing, to consummate the Transactions and to pay all related fees and expenses upon terms and conditions not less favorable to NIC (solely with respect to conditionality) and that are, when taken as a whole, not materially less favorable to Tyler than those in the Commitment Letter (including the “flex” provisions contained in any fee letter), as promptly as practicable following the occurrence of such event (and in any event no later than the Closing Date). (f) As contemplated in the Commitment Letter, Tyler shall promptly seek the Proposed Amendment (as defined in the Commitment Letter) (the “Proposed Amendment”). Tyler shall promptly inform NIC in writing of the effectiveness of the Proposed Amendment and promptly provide an executed copy thereof to NIC. From and after the date of this Agreement until the effective date of the Proposed Amendment, Tyler shall not incur, or permit to remain outstanding, any Loans or Letters of Credit (each as defined in the Existing Credit Agreement) under the Existing Credit Agreement. If the Proposed Amendment shall not have become effective in accordance with its terms within 30 days after the date of this Agreement, NIC shall have the right, but not the obligation, to require, by written notice, Tyler to terminate the Existing Credit Agreement, and Tyler shall promptly terminate the Existing Credit Agreement in accordance with its terms upon receipt of such notice. 6.16 Treatment of NIC Indebtedness. NIC shall deliver to Tyler (x) at least two Business Days prior to the Closing Date, an executed payoff letter and (y) at the Closing, executed related release documentation, in each case, with respect to the NIC Credit Agreement (the “Payoff Letter”) in form and substance customary for transactions of this type, from the administrative agent on behalf of the lenders thereunder, which Payoff Letter together with any related release documentation shall, among other things, include the payoff amount (which amount may be exclusive of any contingent indemnification obligations and other obligations which by their terms survive the payment in full of the principal amount of the loans under the NIC Credit Agreement) and provide that all guarantees and Liens granted in connection therewith relating to the assets, rights and properties of NIC and the NIC Subsidiaries securing such indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the Payoff Letter at or prior to the Effective Time, be released and terminated. 6.17 Section 16 Matters. Prior to the Effective Time, Tyler and NIC shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of NIC Common Stock (including derivative securities with respect to NIC Common Stock) or acquisitions of Tyler

48 Common Stock (including derivative securities with respect to Tyler Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to NIC, or will become subject to such reporting requirements with respect to Tyler, to be exempt under Rule 16b-3 promulgated under the Exchange Act. ARTICLE VII CONDITIONS PRECEDENT 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in writing in whole or in part by the Tyler Entities and NIC, to the extent permitted by applicable Law: (a) NIC Stockholder Approval. NIC shall have obtained the NIC Stockholder Approval. (b) Government Consents. The waiting period (or extensions thereof) under the HSR Act relating to the Merger shall have expired or been terminated. (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other judgment or order issued by any federal or state court of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting the consummation of the Merger, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority of competent jurisdiction that, in any such case, prohibits or makes illegal the consummation of the Merger. 7.2 Conditions to Obligations of the Tyler Entities. The obligations of the Tyler Entities to consummate the Merger shall further be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in writing in whole or in part by Tyler, to the extent permitted by applicable Law: (a) Representations and Warranties. (i) The representations and warranties of NIC set forth in the first sentence of Section 4.1(a) (Due Organization and Qualification), Section 4.2 (Power and Authority; Authorization), Section 4.4 (Capitalization), Section 4.22 (Brokers), Section 4.23 (Takeover Statutes) and Section 4.26 (Opinion of Financial Advisor) (A) that are qualified by materiality or NIC Material Adverse Effect shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (B) that are not qualified by materiality or NIC Material Adverse Effect shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (ii) the representations and warranties of NIC set forth in Section 4.21(a) (Absence of Changes; NIC Material Adverse Effect) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing; and (iii) the other representations and warranties of NIC set forth in ARTICLE IV that are not listed in the immediately preceding subsections (i) and (ii) (without giving effect to any

49 qualification as to materiality or NIC Material Adverse Effect contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this subsection (iii), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or NIC Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. (b) Performance of Obligations. Except as expressly provided in Section 6.5(d) and Section 6.15(a), NIC shall have performed or complied, in all material respects, with the obligations, covenants, and agreements required to be performed or complied with by it under this Agreement by the time of the Closing. (c) NIC Officer’s Certificate. Tyler shall have received a certificate, dated as of the Closing Date, signed on behalf of NIC by the chief executive officer or chief financial officer of NIC certifying that each of the conditions set forth in Section 7.2(a) and Section 7.2(b) has been satisfied. 7.3 Conditions to Obligation of NIC. The obligation of NIC to effect the Merger shall further be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in writing in whole or in part by NIC, to the extent permitted by applicable Law: (a) Representations and Warranties. (i) The representations and warranties of the Tyler Entities set forth in Section 5.1 (Due Organization and Qualification), Section 5.2 (Power and Authority; Authorization), Section 5.7 (Ownership and Prior Operations of Merger Sub), Section 5.8 (Sufficient Funds) and Section 5.9 (Stock Ownership) (A) that are qualified by materiality or Tyler Material Adverse Effect shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (B) that are not qualified by materiality or Tyler Material Adverse Effect shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (ii) the representations and warranties of the Tyler Entities set forth in Section 5.6 (Absence of Changes) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing; and (iii) the other representations and warranties of the Tyler Entities set forth in ARTICLE V that are not listed in the immediately preceding subsections (i) and (ii) (without giving effect to any qualification as to materiality or Tyler Material Adverse Effect contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this subsection (iii), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Tyler Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Tyler Material Adverse Effect or a material adverse effect on the ability of the Tyler Entities to consummate the Transactions, including the Merger.

50 (b) Performance of Obligations. Except as expressly provided in Section 6.5(d), each of the Tyler Entities shall have performed or complied, in all material respects, with the obligations, covenants, and agreements required to be performed or complied with by them or either of them under this Agreement by the time of the Closing. (c) Tyler Officer’s Certificate. NIC shall have received a certificate, dated as of the Closing Date, signed on behalf of Tyler by the chief executive officer or chief financial officer of Tyler certifying that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) has been satisfied. ARTICLE VIII TERMINATION 8.1 Termination. Subject to the provisions of this ARTICLE VIII, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time as follows: (a) by mutual written consent of Tyler and NIC; (b) by either Tyler or NIC if the Closing has not occurred on or before June 30, 2021 (as extended, the “Outside Date”); provided that if, on the Outside Date, all of the conditions to Closing set forth in ARTICLE VII, other than the conditions set forth in Section 7.1(b) and Section 7.1(c) (to the extent any such Restraint is in respect of, or any such Law is, the HSR Act) and those conditions that by their nature are to be satisfied at Closing (but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), shall have been satisfied or waived, then the Outside Date shall automatically be extended one time for all purposes hereunder for an additional three months, which later date shall thereafter be deemed to be the Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been a proximate cause of the failure of the Transactions to be consummated by the Outside Date and such action or failure to act constitutes a material breach of this Agreement; (c) by Tyler, in the event that (i) NIC shall have breached, failed to perform, or violated its covenants or agreements under this Agreement or (ii) any of the representations and warranties of NIC set forth in this Agreement shall have become inaccurate, in either case of clause (i) or (ii) in a manner that would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by NIC before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the 30th calendar day following receipt of written notice from Tyler of such breach, failure to perform, violation or inaccuracy; provided that Tyler shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Tyler or Merger Sub is then in breach of any of its representations, warranties, covenants, or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b); (d) by NIC, in the event that (i) Tyler or Merger Sub shall have breached, failed to perform or violated their respective covenants or agreements under this Agreement or (ii) any of the representations and warranties of Tyler or Merger Sub set forth in this Agreement shall have become inaccurate, in either case of clause (i) or (ii) in a manner that would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Tyler or Merger Sub, as applicable, before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the 30th calendar day following receipt of written notice from NIC of such breach, failure to perform, violation or inaccuracy; provided that NIC shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if NIC is then in breach of any of its representations,

51 warranties, covenants, or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b); (e) by either Tyler or NIC if any Restraint, having any of the effects set forth in Section 7.1(c), shall have become final and nonappealable and remains in effect; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any Party whose action or failure to fulfill its obligations under Section 6.6 has been a proximate cause of such Restraint or of such Restraint becoming final and nonappealable; (f) by Tyler, if, prior to obtaining the NIC Stockholder Approval, (i) the NIC Board of Directors shall have effected a Change of Recommendation (whether or not in compliance with this Agreement) or (ii) NIC shall be in willful breach of Section 6.3(a); (g) by either NIC or Tyler, if the NIC Stockholder Approval shall not have been obtained at the NIC Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken; or (h) by NIC in order to effect a Change of Recommendation (of the type contemplated by Section 6.3(a)(iv) or Section 6.3(a)(v)) and substantially concurrently enter into a definitive agreement providing for a Superior Proposal; provided that (i) NIC has complied in all material respects with the terms of Section 6.3(a)(i) and (ii), and (ii) substantially concurrently with or prior to (and as a condition to) the termination of this Agreement, NIC pays to Tyler the Termination Fee. 8.2 Effect of Termination. (a) In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of the Tyler Entities or NIC, except that the Confidentiality Agreement, clause (A)(ii) of the proviso to Section 6.15(a), Section 6.15(b), this Section 8.2, and ARTICLE IX (excluding Sections 9.3 and 9.5) shall survive termination, provided that nothing herein shall relieve any Party from liability for fraud or willful breach of this Agreement prior to such termination. For purposes of this Agreement, (i) “willful breach” means a material breach of this Agreement that is the result of an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement; and (ii) “fraud” means common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another. (b) Termination Fee. (i) If (A) Tyler or NIC terminates this Agreement pursuant to Section 8.1(b) or Section 8.1(g), (B) after the date hereof and prior to the date of such termination (or prior to the NIC Stockholder Approval in the case of termination pursuant to Section 8.1(g)), a bona fide Acquisition Proposal is publicly disclosed (whether by NIC or a Third Party), and is not publicly withdrawn at least three Business Days prior to the earlier of the date of the NIC Stockholders Meeting and the date of such termination and (C) within 12 months of such termination, an Acquisition Proposal is consummated or a definitive agreement with respect to an Acquisition Proposal is entered into, then on or prior to the date any such Acquisition Proposal is consummated, NIC shall pay to Tyler a fee of fifty-five million dollars ($55,000,000) in cash (the “Termination Fee”). Solely for purposes of this Section 8.2(b)(i), the term “Acquisition Proposal” shall have the meaning assigned to such term in Annex I, except that all references to “15%” and “85%” therein shall be deemed to be references to “50%.”

52 (ii) If Tyler terminates this Agreement pursuant to Section 8.1(f), within two Business Days after such termination, NIC shall pay to Tyler the Termination Fee. (iii) If NIC terminates this Agreement pursuant to Section 8.1(h), substantially concurrently with or prior to (and as a condition to) such termination, NIC shall pay to Tyler the Termination Fee. (iv) In the event any amount is payable by NIC pursuant to the preceding subsections (i), (ii) or (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Tyler (which account shall be designated by Tyler upon request by NIC to allow NIC to pay or cause to be paid to Tyler any amounts payable hereunder within the time periods required by this Section 8.2). For the avoidance of doubt, in no event shall NIC be obligated to pay the Termination Fee on more than one occasion. (c) Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that, without these agreements, the Parties hereto would not enter into this Agreement. Each Party further acknowledges that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Tyler Entities in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. In addition, if NIC fails to pay in a timely manner any amount due pursuant to Section 8.2(b), then (i) NIC shall reimburse Tyler for all reasonable out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts, including in connection with any related Proceedings commenced and NIC shall pay to Tyler interest on the amounts payable pursuant to Section 8.2(b) from and including the date payment of such amounts were due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary in this Agreement, except the right to seek monetary damages for fraud (solely as it relates to the representations and warranties expressly made in ARTICLE IV) or for a willful breach occurring prior to the termination of this Agreement pursuant to Section 8.1, and without limiting the Tyler Entities’ right to specific performance in accordance with Section 9.11, (A) the Termination Fee (and any other amounts expressly contemplated by this Section 8.2, if any) shall be the sole and exclusive monetary remedy available to the Tyler Entities in connection with this Agreement and the Transactions in any circumstance in which the Termination Fee becomes due and payable and is paid by NIC in accordance with this Agreement, and (B) upon Tyler’s receipt of the full Termination Fee (and any other amounts contemplated by this Section 8.2) pursuant to this Section 8.2 in circumstances in which the Termination Fee is payable, none of NIC, any NIC Subsidiary or any of their respective former, current, or future officers, directors, partners, stockholders, managers, members, Affiliates, or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for the right to seek monetary damages for fraud (solely as it relates to the representations and warranties expressly made in ARTICLE IV) or for a willful breach. For the avoidance of doubt, Tyler may seek specific performance to cause NIC to consummate the Transactions in accordance with Section 9.11 and the payment of the Termination Fee pursuant to this Section 8.2, but in no event shall Tyler be entitled to both (i) specific performance to cause NIC to consummate the Transactions in accordance with Section 9.11 and (ii) the payment of the Termination Fee pursuant to this Section 8.2. ARTICLE IX GENERAL PROVISIONS 9.1 Notices. All notices, requests, demands, and other communications to any Party or given under this Agreement will be in writing and delivered personally, by overnight delivery or courier, or by electronic mail to the Parties at the address or electronic mail address specified below. Each notice, request, demand, or communication that is mailed, delivered, or transmitted in the manner described above shall be

53 deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger, at such time as delivery is refused by the addressee upon presentation, or, with respect to electronic mail, upon transmission so long as there is no return error message, out of office autoreply or other notification of non-delivery received by the sender (provided that, electronic mail received after 5:00 p.m., Central Time, shall be deemed received on the next day). Each Party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. (a) if to Tyler, Merger Sub, or (after the Effective Time) the Surviving Corporation: Tyler Technologies, Inc. 5101 Tennyson Parkway Plano, TX 75024 Attention: H. Lynn Moore, Jr., President Fax: 972-713-3777 E-mail: Lynn.Moore@tylertech.com with a copy (which shall not constitute notice) to: Munck Wilson Mandala, LLP 12770 Coit Road, Suite 600 Dallas, TX 75251 Attention: Randall G. Ray, Esq. E-mail: rray@munckwilson.com (b) if to NIC (before the Effective Time): NIC Inc. 25501 West Valley Parkway, Suite 300 Olathe, KS 66061 Attention: Harry Herington, President and CEO E-mail: harry@egov.com with a copy (which shall not constitute notice) to: Shearman & Sterling LLP 1460 El Camino Real, 2nd Floor Menlo Park, CA 94025-4110 Attention: Daniel Mitz, Esq. Michael S. Dorf, Esq. E-mail: daniel.mitz@shearman.com mdorf@shearman.com 9.2 Entire Agreement; Third-Party Beneficiaries. (a) This Agreement (together with any Exhibits, Annexes, and including the NIC Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement and understanding of the Parties with respect to the Transactions and supersede all prior agreements, arrangements, and understandings relating to the subject matter hereof. (b) Except (i) for the right of holders of shares of NIC Common Stock to receive the Merger Consideration, which shall be enforceable by such holders after the Effective Time, (ii) for the rights of the holders of NIC Equity Awards to receive such amounts as provided for in Section 3.4, which

54 shall be enforceable by such holders after the Effective Time, and (iii) as provided in Section 6.8, nothing in this Agreement (including the NIC Disclosure Letter) or in the Confidentiality Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder. Notwithstanding the foregoing, each Financing Source shall be an express third-party beneficiary with respect to Section 8.2(c) (Effect of Termination), this Section 9.2 (Entire Agreement; Third-Party Beneficiaries), the proviso in Section 9.3(a) (Amendment and Modification; Waiver), the last sentence of Section 9.4 (Assignment), Section 9.7(c) (Governing Law; Consent to Jurisdiction), Section 9.8 (Waiver of Jury Trial), Section 9.10 (Non-Recourse), and the last sentence of Section 9.11(b) (Enforcement; Remedies) (the “FS Provisions”). 9.3 Amendment and Modification; Waiver. (a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties, provided that the FS Provisions shall not be amended, supplemented, waived, or otherwise modified in a manner that is adverse to the Financing Sources without the prior written consent of the Financing Sources. (b) At any time and from time to time prior to the Effective Time, either NIC, on the one hand, or the Tyler Entities, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of the Tyler Entities or NIC to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Tyler or NIC, as applicable. No failure or delay by NIC, Tyler or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. 9.4 Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Notwithstanding the foregoing, Tyler and Merger Sub may assign this Agreement (in whole or in part) to the Financing Sources as collateral security; provided, however, that no such assignment shall relieve Tyler or Merger Sub of their respective obligations under this Agreement. 9.5 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. 9.6 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses; provided, however, that Tyler shall pay all filing fees under the HSR Act relating to the Transactions. 9.7 Governing Law; Consent to Jurisdiction. (a) GOVERNING LAW. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF, OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION, OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER

55 INTO THIS AGREEMENT) SHALL BE GOVERNED BY, ENFORCED IN ACCORDANCE WITH, AND INTERPRETED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. (b) CONSENT TO JURISDICTION. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF (AND ONLY IF) SUCH COURT FINDS IT LACKS JURISDICTION, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS CONSENT TO JURISDICTION IS BEING GIVEN SOLELY FOR PURPOSES OF THIS AGREEMENT AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION WITH RESPECT TO ANY OTHER DISPUTE IN WHICH A PARTY TO THIS AGREEMENT MAY BECOME INVOLVED. EACH PARTY CONSENTS TO PROCESS BEING SERVED BY ANY OTHER PARTY TO THIS AGREEMENT IN ANY PROCEEDING OF THE NATURE SPECIFIED IN THIS SECTION 9.7(b) BY THE MAILING OF A COPY THEREOF IN THE MANNER SPECIFIED BY THE PROVISIONS OF SECTION 9.1. (c) FINANCING SOURCES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT: (i) ALL ACTIONS AGAINST THE FINANCING SOURCES IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE FINANCING OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS, WHETHER AT LAW OR EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE, WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THE STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK; AND (ii) NIC, ON BEHALF OF ITSELF AND ITS AFFILIATES, AND EACH OF THE OTHER PARTIES HERETO ACKNOWLEDGE AND IRREVOCABLY AGREE (A) THAT ANY LEGAL PROCEEDING, WHETHER IN LAW OR IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE, INVOLVING THE FINANCING SOURCES ARISING OUT OF, OR RELATING TO, THE MERGER, THE FINANCING OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO WILL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND ANY APPELLATE COURT THEREOF, AND EACH SUCH PARTY SUBMITS FOR ITSELF AND ITS PROPERTY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING TO THE EXCLUSIVE JURISDICTION OF SUCH COURT; (B) NOT TO BRING OR PERMIT ANY OF THEIR

56 AFFILIATES TO BRING OR SUPPORT ANYONE ELSE IN BRINGING ANY SUCH LEGAL PROCEEDING IN ANY OTHER COURT; (C) THAT SERVICE OF PROCESS, SUMMONS, NOTICE, OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO THEM AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ANY APPLICABLE DEBT COMMITMENT LETTER WILL BE EFFECTIVE SERVICE OF PROCESS AGAINST THEM FOR ANY SUCH LEGAL PROCEEDING BROUGHT IN ANY SUCH COURT; (D) TO WAIVE AND HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF, AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF, ANY SUCH LEGAL PROCEEDING IN ANY SUCH COURT; (E) TO WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUCH LEGAL PROCEEDING, (F) ANY SUCH LEGAL PROCEEDING WILL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; AND (G) THAT A FINAL JUDGMENT IN ANY SUCH LEGAL PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. 9.8 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8. 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the Parties from realizing the major portion of the economic benefits of this Agreement and the Transactions that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. 9.10 Non-Recourse. Notwithstanding anything in this Agreement to the contrary, neither NIC nor any NIC Subsidiary will have any rights or claims, regardless of the legal theory under which such right or claim may be asserted, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, and will not seek any such rights or claims against any of the Financing Sources in connection with this Agreement, the Transactions, or the Financing, and no Financing Source shall have any liability to NIC nor any NIC Subsidiary for any obligations or liabilities of the Parties or for any claim (regardless of the legal theory under which such claim may be asserted, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory), based on, in respect of, or by reason of, the Transactions, or the Financing or in respect of any oral representations made or alleged to be made in connection herewith or therewith. For the avoidance of doubt, nothing in this Section 9.10 shall in any way limit or qualify (x) the rights and obligations of the Financing Sources to each other thereunder or in connection therewith or (y) the rights of NIC to make a claim against Tyler under the Confidentiality Agreement for any breach thereof by any Financing Source.

57 9.11 Enforcement; Remedies. (a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. (b) The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed, or is threatened to be not performed, in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that, in addition to any other remedy that may be available to it at law or in equity, including monetary damages, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 9.7, this being in addition to any other remedy to which such Party is entitled under the terms of this Agreement. The Parties further agree that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.11(b), and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Notwithstanding the foregoing, in no event shall NIC or any of its Subsidiaries or equityholders be entitled to seek the remedy of specific performance of this Agreement directly against any Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Financing. (c) The Parties’ rights in this Section 9.11 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.11 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.11, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy. 9.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile or other electronic transmission of any signed original document or retransmission of any such signed transmission will be deemed the same as delivery of an original. At the request of any Party, the Parties will confirm facsimile or other electronic transmission by signing a duplicate original document. [SIGNATURE PAGE FOLLOWS]

Signature Page to Agreement and Plan of Merger IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. TYLER: TYLER TECHNOLOGIES, INC. By: /s/ H. LYNN MOORE, JR. Name: H. Lynn Moore, Jr. Title: President and Chief Executive Officer MERGER SUB: TOPOS ACQUISITION, INC. By: /s/ H. LYNN MOORE, JR. Name: H. Lynn Moore, Jr. Title: President NIC: NIC INC. By: /s/ HARRY H. HERINGTON Name: Harry H. Herington Title: Chief Executive Officer

Annex I—Page 1 ANNEX I Defined Terms “ACA” has the meaning set forth in Section 4.16(b). “Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains terms that (a) are no less restrictive in the aggregate to NIC’s counterparty thereto than those contained in the Confidentiality Agreement, and except for such changes necessary in order for NIC to comply with its obligations under this Agreement (it being understood that such confidentiality agreement need not contain a “standstill” or similar provision), and (b) do not restrict NIC from complying with its disclosure obligations to Tyler under Section 6.3. “Acquisition Proposal” means any offer or proposal from a Person (other than a proposal or offer by Tyler or any Tyler Subsidiary) at any time relating to any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any person, directly or indirectly, of more than 15% of the total voting power of the equity securities of NIC, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning more than 15% of the total voting power of the equity securities of NIC; (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving NIC and a person pursuant to which the stockholders of NIC immediately preceding such transaction hold less than 85% of the total voting power of the equity interests in the surviving, resulting or ultimate parent entity of such transaction; or (c) any sale, lease, exchange, transfer or other disposition to a person of more than 15% of the consolidated assets of NIC and the NIC Subsidiaries, taken as a whole (measured by the fair market value thereof). “Affiliate” of, or “Affiliated” with, means, when used with respect to a specified Person, any other Person controlling, directly or indirectly controlled by, or under common control with the specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of the Person whether through the ownership of voting securities or by Contract. “Agreement” has the meaning set forth in the preamble of this Agreement. “Assumed RSA” has the meaning set forth in Section 3.4(c). “Base Amount” has the meaning set forth in Section 6.8(c). “Book-Entry Shares” means shares evidenced by way of book-entry in the register of stockholders of NIC immediately prior to the Effective Time. “Business Day” means (i) a day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or (ii) in the case of determining a date when any payment is due, any day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by Law to close. “Cancelled Shares” has the meaning set forth in Section 3.1(a). “Change of Recommendation” has the meaning set forth in Section 6.3(a). “Closing” has the meaning set forth in Section 2.2. “Closing Date” has the meaning set forth in Section 2.2.

Annex I—Page 2 “Code” means the Internal Revenue Code of 1986, as amended. “Commitment Letter” has the meaning set forth in Section 5.8. “Confidentiality Agreement” means that certain Confidentiality Agreement, dated January 14, 2021, by and between Tyler and NIC. “Continuing Employees” has the meaning set forth in Section 6.11(b). “Contract” means any binding agreement, contract, lease, obligation, promise, or undertaking (whether written or oral); provided that Contracts shall exclude statements of work, sales orders and purchase orders entered into in the ordinary course of business. “COVID-19” means SARSCoV2 or COVID-19, and all evolutions thereof or related or associate epidemics, pandemic or disease outbreaks. “COVID-19 Measures” means any binding quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other law, order or directive by any Governmental Authority in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security (CARES) Act. “Current ESPP Offering Period” has the meaning set forth in Section 3.4(f). “Dataroom” means the electronic dataroom established for “Project Symphony” on Intralinks. “DGCL” has the meaning set forth in Recital A of this Agreement. “Dissenting Shares” has the meaning set forth in Section 3.2. “DOJ” has the meaning set forth in Section 6.6(b) “DTC” means The Depository Trust Company. “Effect” means any change, effect, development, circumstance, condition, state of facts, event, or occurrence. “Effective Time” has the meaning set forth in Section 2.3. “Environmental Laws” means any federal, state, or local Law, now in effect, including any judicial or administrative interpretation thereof, any judicial or administrative order, consent decree or judgment, or agreement with any Governmental Authority, relating to (a) pollution or exposure to Hazardous Substances, (b) the protection, preservation, or restoration of the environment, including laws relating to exposures to, or emissions, discharges, releases, or threatened releases of Hazardous Substances into ambient air, surface water, ground water, or land surface or subsurface strata, or (c) the manufacture, processing, labeling, distribution, use, treatment, storage, transport, handling, or disposal of any Hazardous Substance. “Environmental Laws” include (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq., and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., in each case as amended from time to time, and any other federal, state, or local Laws relating to any of the foregoing, and (ii) any common law

Annex I—Page 3 or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass, and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of, or exposure to any Hazardous Substance. “ERISA” has the meaning set forth in Section 4.16(a). “ERISA Affiliate” means any corporation or trade or business under common control with NIC as determined under Sections 414(b), (c), (m), or (o) of the Code. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Fund” has the meaning set forth in Section 3.3(a). “Exhibits” means any or all of the exhibits attached to and made a part of this Agreement. “Financing” has the meaning set forth in Section 6.15(a). “Financing Sources” means the financial institutions, agents, arrangers, lenders, and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Financing, including the parties to the Commitment Letter and whether by commitment letter, joinder agreement, credit agreement, or indenture (or similar definitive financing documents), and each other Person that commits to provide or otherwise provides any portion of the Financing, together with their respective Affiliates and their respective Affiliates’ officers, directors, employees, shareholder, members, partners, controlling persons, agents, advisors. and other representatives and their respective successors and assigns. “FS Provisions” has the meaning set forth in Section 9.2(b). “FTC” has the meaning set forth in Section 6.6(b). “GAAP” means U.S. generally accepted accounting principles for financial reporting applied consistently. “General Enforceability Exceptions” has the meaning set forth in Section 4.2(d). “Government Contract Bid” has the meaning set forth in Section 4.10(d). “Governmental Authority” means any federal, state, local, or foreign government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality, or court or quasi-governmental authority. “Hazardous Substances” means any substance presently listed, defined, designated, or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. The term “Hazardous Substances” includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead, or polychlorinated biphenyls. “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Indemnified Parties” has the meaning set forth in Section 6.8(a).

Annex I—Page 4 “Indemnity Exceptions” has the meaning set forth in Section 6.15(b). “Information Privacy and Security Laws” means (a) any Law, rule, regulation, or directive and all binding guidance issued by any Governmental Authority thereunder applicable to NIC or to any NIC Subsidiary and (b) to the extent NIC has agreed to comply with the same, any binding applicable self- regulatory guidelines, in each case, relating to the privacy, protection, or security of Protected Information, including as relevant to the collection, storage, retention, processing, transfer, disclosure, sharing, disposal, and destruction of Protected Information. Without limiting the foregoing, “Information Privacy and Security Laws” includes, to the extent applicable to NIC and any NIC Subsidiary, the Federal Trade Commission Act, the Telephone Consumer Protection Act of 1991, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, PCI DSS, the Fair and Accurate Credit Reporting Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm- Leach-Bliley Act, state privacy and data security laws (including the California Consumer Privacy Act), state social security number protection laws, state data breach notification laws, and state consumer protection laws. “Information Systems” has the meaning set forth in Section 4.12(l). “Initial Financing” has the meaning set forth in Section 5.8. “Intellectual Property” means all of the following in the United States and foreign countries: (a) patents, patent disclosures, patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications, and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications; (b) trademarks, service marks, trade dress, corporate names, fictitious business names, logos, and slogans (and all translations, adaptations, derivations, and combinations of the foregoing), together with all goodwill associated with each of the foregoing; (c) Internet domain names; (d) original works of authorship in any medium of expression, whether or not published, copyrights and copyrightable works; (e) registrations and applications for any of the foregoing; (f) trade secrets, confidential information, technical data, know-how, and inventions; (g) Software; and (h) all rights to sue at law or in equity and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing, including the right to receive all proceeds therefrom (including license fees, royalties, income, payments, claims, damages, and proceeds of a suit in any country). “Internal Use Software” means licensed Software used by NIC in the operation of its business (and not held for sublicense to Third Party customers in the ordinary course of business) and includes “off-the- shelf,” non-customized third-party Software licensed to NIC for internal use on a non-exclusive basis). “Intervening Event” has the meaning set forth in Section 6.3(d) “IRS” means the United States Internal Revenue Service or any successor Governmental Authority. “Knowledge” means with respect to (a) NIC, that any of Harry H. Herington, Stephen M. Kovzan, Jayne Friedland Holland, or William A. Van Asselt is actually aware of the particular fact or matter, and (b) Tyler or Merger Sub, that any of H. Lynn Moore, Jr., Brian K. Miller, or Abigail Diaz is actually aware of the particular fact or matter. “Law” or “Laws” means any and all federal, state, local, or foreign statutes, laws, ordinances, codes, regulations, orders, decrees, judgments, and rules of any Governmental Authority, including those covering

Annex I—Page 5 environmental, Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust, and wage and hour matters, in each case as amended and in effect from time to time. “Liens” means all liens, encumbrances, mortgages, pledges, security interests, charges, options, preemptive rights, rights of first refusal, reservations, restrictions, or other encumbrances or defects in title. “made available” means, unless the context otherwise clearly requires, as provided in the Dataroom by 10:00 a.m. Central Time on the date of this Agreement and not removed from the Dataroom prior to the Closing Date. “Material Contract” has the meaning set forth in Section 4.10(a). “Material Customer” has the meaning set forth in Section 4.11(a). “Material Customer Agreement” has the meaning set forth in Section 4.11(a). “Material Supplier” has the meaning set forth in Section 4.11(b). “Material Supplier Agreement” has the meaning set forth in Section 4.11(b). “Merger” has the meaning set forth in Recital A of this Agreement. “Merger Consideration” has the meaning set forth in Section 3.1(b). “Merger Filing” has the meaning set forth in Section 2.3. “Merger Sub” has the meaning set forth in the preamble of this Agreement. “Nasdaq” means the Nasdaq Global Select Market. “New Plans” has the meaning set forth in Section 6.11(c). “NIC” has the meaning set forth in the preamble of this Agreement. “NIC Acquisition Agreement” has the meaning set forth in Section 6.3(a). “NIC Board of Directors” has the meaning set forth in Recital B of this Agreement. “NIC Board Recommendation” has the meaning set forth in Recital B of this Agreement. “NIC Capitalization Date” has the meaning set forth in Section 4.4(a). “NIC Common Stock” means the Common Stock, $0.0001 par value per share, of NIC. “NIC COVID Action” means any reasonable action taken or omitted to be taken that NIC reasonably determines to be necessary or prudent for NIC or any NIC Subsidiary to take in connection with or in response to COVID-19, including the establishment of any policy, procedure or protocol, in each case in connection with or in response to: (a) events surrounding any pandemic or public health emergency caused by COVID-19; (b) reinitiating operation of all or a portion of NIC’s and the NIC Subsidiaries’ respective businesses; (c) mitigating the effects of such events, pandemic or public health emergency on the business of one or more of NIC and any NIC Subsidiaries; or (d) protecting the health and safety of customers, employees and other business relationships and to ensure compliance with any legal requirements.

Annex I—Page 6 “NIC Credit Agreement” means the Amended and Restated Credit Agreement, dated as of August 6, 2014, between NIC, as Borrower, and Bank of America, N.A., as Lender and L/C Issuer, as amended or supplemented. “NIC Developed Software” has the meaning set forth in Section 4.12(j). “NIC Disclosure Letter” has the meaning set forth in the introductory paragraph to ARTICLE IV. “NIC Equity Award” means any equity compensation award granted or awarded under the NIC Stock Plan or otherwise by NIC. “NIC ESPP” means the NIC Inc. Amended and Restated Employee Stock Purchase Plan. “NIC Governing Documents” means the Certificate of Incorporation of NIC Inc., as amended, and the Bylaws of NIC Inc., as amended. “NIC Government Contract” means any Material Contract with (a) any Governmental Authority; (b) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or any higher- tier subcontractor to a prime contractor of a Governmental Authority in its capacity as a higher-tier subcontractor; or (c) any subcontractor with respect to any Contract described in clauses (a) or (b). Unless otherwise indicated, a task, purchase, change, or delivery order under a NIC Government Contract will not constitute a separate NIC Government Contract for purposes of this definition, but will be considered part of the NIC Government Contract under which it was issued. “NIC Leased Real Property” has the meaning set forth in Section 4.9. “NIC Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or operations of NIC and the NIC Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from or relating to any of the following shall be deemed to constitute a NIC Material Adverse Effect or shall be taken into account when determining whether a NIC Material Adverse Effect exists or has occurred: (a) any changes or developments in United States, regional, global, or international economic conditions, including any changes or developments affecting financial, credit, foreign exchange, or capital market conditions; (b) any changes or developments in conditions in the industries in which NIC and the NIC Subsidiaries operate and any seasonal fluctuations in the business of NIC and the NIC Subsidiaries; (c) any changes or developments in political, geopolitical, regulatory, or legislative conditions in the United States or any other country or region of the world; (d) any changes or developments in GAAP or the interpretation thereof; (e) any changes or developments in applicable Law or the interpretation thereof; (f) any failure by NIC to meet any internal or published projections, estimates, forecasts or expectations of NIC’s revenue, earnings, or other financial performance or results of operations for any period, in and of itself, or any failure by NIC to meet its internal budgets, plans, guidance, estimates or forecasts of its revenues, earnings, or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “NIC Material Adverse Effect” may be taken into account); (g) any acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation, or escalation of a war, acts of armed hostility, weather conditions, natural disasters, or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (h) any epidemic, pandemic or disease outbreak (including COVID-19) and any political or social conditions, including civil unrest, protests and public demonstrations or any other law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention or the World Health Organization, “sheltering in place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such law (including COVID-19 Measures), directive, pronouncement or guideline or interpretation thereof, or the action of any

Annex I—Page 7 Third Party arising out of or relating to any of the foregoing, in each case, following the date hereof or any material improvement or worsening of such conditions threatened or existing as of the date hereof; (i) the execution and delivery of this Agreement, the identity of Tyler or any Tyler Subsidiary or any communication by Tyler or its Subsidiaries regarding the plans or intentions of Tyler with respect to the conduct of the business of the Surviving Corporation or its Subsidiaries, the pendency or consummation of this Agreement, the Merger and the other Transactions, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees, or sales representatives, or the public announcement of this Agreement or the Transactions, including any litigation arising out of or relating to this Agreement or the Transactions (provided that this clause (i) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement, the Merger, and the other Transactions); (j) any action or failure to take any action which action or failure to act is requested in writing by Tyler or otherwise expressly required by this Agreement (other than pursuant to Section 6.1(a)), (k) any change in the price or trading volume of the NIC Common Stock (it being understood that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from this definition of a “NIC Material Adverse Effect” may be taken into account), or (l) the loss or non-renewal of any customer, the termination or expiration of any Contract with any customer, or the failure to enter into any Contract with any prospective customer (it being understood that the facts or occurrences giving rise or contributing to such loss or non- renewal that are not otherwise excluded from this definition of a “NIC Material Adverse Effect” may be taken into account, as well as the aggregate loss or non-renewal of multiple Contracts); provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e), (g) and (h), if such Effect has had a disproportionate adverse effect on NIC or any NIC Subsidiary relative to other companies operating in the industries in which NIC and the NIC Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a NIC Material Adverse Effect exists or has occurred. “NIC Owned Real Property” has the meaning set forth in Section 4.9. “NIC Plan” has the meaning set forth in Section 4.16(a). “NIC Products” means any and all Software as a service (SaaS) products that are or have been in the three years prior to the date of this Agreement marketed, offered, sold, licensed, made available, or distributed by NIC or any NIC Subsidiary. “NIC Real Property Leases” has the meaning set forth in Section 4.9. “NIC Restricted Stock Award” means a restricted stock award granted under the NIC Stock Plan and refers to a Performance-Based NIC Restricted Stock Award or a Service-Based NIC Restricted Stock Award. “NIC SEC Documents” has the meaning set forth in Section 4.6(a). “NIC Stock Plan” means the NIC Inc. 2014 Amended and Restated Stock Compensation Plan, as amended. “NIC Stockholder Approval” has the meaning set forth in Section 4.2(a). “NIC Stockholders” means holders of NIC Common Stock. “NIC Stockholders Meeting” has the meaning set forth in Section 6.4(b). “NIC Subsidiary” means a Subsidiary of NIC.

Annex I—Page 8 “NYSE” means the New York Stock Exchange. “Old Plans” has the meaning set forth in Section 6.11(c). “Open Source Licenses” means any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses or the Free Software Foundation and listed at https://www.gnu.org/licenses/license-list.en.html, and any similar license for “free,” “publicly available” or “open source” software. “Ordinary Course Licenses” means non-exclusive (except in the case of clause (v)) licenses contained in (a) customer subscription, terms of use or terms of service, license, services or other customer or end-user agreements, in each case, with respect to NIC Products or custom applications, (b) confidentiality agreements, or (c) agreements based on a form used by NIC or any NIC Subsidiary that has been made available to Tyler, including each form of (i) software development kit (SDK), connector, or API agreement, (ii) distributor, reseller, or sales representatives agreement, (iii) agreement with employees and independent contractors, (iv) vendor, professional services, outsourced development, consulting, support, maintenance or other inbound software or services agreements and (v) perpetual, royalty-free licenses granted upon termination or expiration of NIC’s customer agreements with any Governmental Authority, including NIC Government Contracts, in each case that are entered into by NIC or any NIC Subsidiary in the ordinary course of business, but excluding any inbound exclusive licenses. “ordinary course of business” means (a) with respect to NIC, a NIC Subsidiary, Tyler, or a Tyler Subsidiary, the ordinary and usual course of business of such Person consistent with past practice, (b) with respect to NIC or a NIC Subsidiary, a NIC COVID Action, or (c) with respect to any individual, any action taken by such individual if such action is taken in the ordinary course of such individual’s normal day-to- day operations consistent with past practice. “Outside Date” has the meaning set forth in Section 8.1(b). “Owned Intellectual Property” means all Intellectual Property, including custom applications, owned by NIC or any NIC Subsidiary, including the Registered Intellectual Property. “Party” or “Parties” has the meaning set forth in the preamble of this Agreement. “Paying Agent” has the meaning set forth in Section 3.3(a). “Payoff Letter” has the meaning set forth in Section 6.16. “PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time. “Permit” means any authorization, permit, consent, or approval granted by any Governmental Authority (excluding any authorizations, permits, consents, or approvals of a Governmental Authority arising out of such Governmental Authority’s relationship with NIC as a customer, partner, or other similar relationship in the ordinary course of business). “Permitted Liens” means any Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due or that is being contested in good faith by appropriate proceedings, (b) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, or other similar Lien arising by operation of Law in the ordinary course of business for amounts not yet delinquent, (c) is specifically disclosed on the most recent consolidated balance sheet of NIC or the notes thereto included in the NIC SEC Documents as of the date hereof, (d) which is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements, (e) which is imposed on the underlying fee interest in

Annex I—Page 9 real property subject to a real property lease, (f) that arises as a result of a non-exclusive license or other non-exclusive grant of rights under Intellectual Property, (g) that arises from pledges or deposits to secure obligations pursuant to workers’ compensation Laws, unemployment insurance, social security, retirement, and similar Laws or similar legislation or to secure public or statutory obligations, in each case in the ordinary course of business, (h) that is an immaterial defect, imperfection, or irregularity in title, charge, easement, covenant, and right of way of record or zoning, building, and other similar restriction, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used, or held for use by NIC or any NIC Subsidiary, (i) that is a pledge or deposit to secure performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds, and other obligations of a similar nature that, in each case, is not material, and (j) that has arisen in the ordinary course of business and does not adversely affect the value, ownership, use, or operation of the property subject thereto. “Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Authority. “Personal Data” means any and all (a) information that is governed, regulated, or protected by one or more Information Privacy and Security Laws and (b) other data that could identify an individual natural person that NIC has agreed to protect by Contract. “Privacy Statements” means, collectively, all of NIC’s and the NIC Subsidiaries’ publicly posted privacy policies or notices (including if posted on NIC’s or the NIC Subsidiaries’ products and services) regarding the collection, use, disclosure, transfer, storage, maintenance, retention, deletion, disposal, modification, or processing of Protected Information. “Proceeding” means any action, suit, claim, investigation, review, or other judicial or administrative proceeding, at Law or in equity, before or by any Governmental Authority or arbitration panel. “Proposed Amendment” has the meaning set forth in Section 6.15(f). “Protected Information” means (a) Personal Data, and (b) any information that is covered by the PCI DSS. “Proxy Statement” has the meaning set forth in Section 4.24. “Qualified Plan” has the meaning set forth in Section 4.16(b). “Registered Intellectual Property” has the meaning set forth in Section 4.12(a). “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person. “Restraints” has the meaning set forth in Section 7.1(c). “Restricted Stock Conversion Ratio” means the quotient, rounded (with simple rounding) to the fourth decimal place, obtained by dividing (i) the Merger Consideration by (ii) the volume weighted average closing sale price of one share of Tyler Common Stock as reported on the NYSE for the ten consecutive trading days ending on the trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events). “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

Annex I—Page 10 “SEC” means the U.S. Securities Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Software” means, except to the extent generally available for purchase from a Third Party, any and all (a) computer programs, including any and all software implementations of algorithms, models, and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts, and other work product used to design, plan, organize, and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons, and icons, and (d) all documentation including user manuals and other training documentation related to any of the foregoing. “Stock Certificate” means a certificate representing any shares of NIC Common Stock. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership, or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner or managing member of such partnership. “Superior Proposal” means a bona fide, written Acquisition Proposal (with references in the definition thereof to 15% and 85% being deemed to be replaced with references to 80% and 20%, respectively) by a Third Party, which the NIC Board of Directors determines in good faith after consultation with NIC’s outside legal counsel and financial advisors would, if consummated, result in a transaction more favorable to the NIC Stockholders from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing or regulatory approvals, and likelihood of consummation), and this Agreement (and, if applicable, any changes to the terms of this Agreement proposed by Tyler pursuant to Section 6.3(e))). “Surviving Corporation” has the meaning set forth in Section 2.1. “Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium,” or other takeover or anti-takeover statute or similar Law. “Tax” or “Taxes” (or “Taxable” where the context requires) means any and all U.S. federal, state, local, or non-U.S. net or gross income, gross receipts, net proceeds, built-in gains, sales, use, ad valorem, value added, franchise, margins, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, Transfer Taxes, unemployment, social security, workers’ compensation, capital, premium, recapture, environmental (including taxes under Section 59A of the Code), customs, duties, net worth, registration, business license fees, estimated, and other taxes, fees, assessments, or charges, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto and any interest in respect of such additions or penalties. “Tax Return” means any report, statement, form, return, or other document or information required to be supplied to a Governmental Authority responsible for Taxes in connection with Taxes. “Termination Fee” has the meaning set forth in Section 8.2(b)(i).

Annex I—Page 11 “Third Party” means a Person that is not a Party or Affiliated with a Party. “Transactions” has the meaning set forth in Recital B of this Agreement. “Transfer Taxes” means any and all sales, use, value-added, transfer, real property transfer, recording, documentary, stamp, registration, stock transfer, and other similar Taxes or fees. “Tyler” has the meaning set forth in the preamble of this Agreement. “Tyler Common Stock” means the Common Stock, par value $0.01 per share, of Tyler. “Tyler Entity” or “Tyler Entities” has the meaning set forth in the preamble of this Agreement. “Tyler Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or operations of Tyler and the Tyler Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from or relating to any of the following shall be deemed to constitute a Tyler Material Adverse Effect or shall be taken into account when determining whether a Tyler Material Adverse Effect exists or has occurred: (a) any changes or developments in United States, regional, global, or international economic conditions, including any changes or developments affecting financial, credit, foreign exchange, or capital market conditions; (b) any changes or developments in conditions in the industries in which Tyler and the Tyler Subsidiaries operate and any seasonal fluctuations in the business of Tyler and the Tyler Subsidiaries; (c) any changes or developments in political, geopolitical, regulatory, or legislative conditions in the United States or any other country or region of the world; (d) any changes or developments in GAAP or the interpretation thereof; (e) any changes or developments in applicable Law or the interpretation thereof; (f) any failure by Tyler to meet any internal or published projections, estimates, forecasts, or expectations of Tyler’s revenue, earnings, or other financial performance or results of operations for any period, in and of itself, or any failure by Tyler to meet its internal budgets, plans, guidance, estimates, or forecasts of its revenues, earnings, or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Tyler Material Adverse Effect” may be taken into account); (g) any acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation, or escalation of a war, acts of armed hostility, weather conditions, natural disasters, or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (h) any epidemic, pandemic or disease outbreak (including COVID-19) and any political or social conditions, including civil unrest, protests and public demonstrations or any other law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention or the World Health Organization, “sheltering in place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such law (including COVID-19 Measures), directive, pronouncement or guideline or interpretation thereof, or the action of any Third Party arising out of or relating to any of the foregoing, in each case, following the date hereof or any material improvement or worsening of such conditions threatened or existing as of the date hereof; (i) the execution and delivery of this Agreement, the identity of NIC or any NIC Subsidiary, the pendency or consummation of this Agreement, the Merger and the other Transactions, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees, or sales representatives, or the public announcement of this Agreement or the Transactions, including any litigation arising out of or relating to this Agreement or the Transactions, (provided that this clause (i) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement, the Merger, and the other Transactions); (j) any action or failure to take any action which action or failure to act is requested in writing by NIC or otherwise expressly required by this Agreement; (k) any change in the price or trading volume of the Tyler Common Stock (it being understood that the facts

Annex I—Page 12 or occurrences giving rise or contributing to such change that are not otherwise excluded from this definition of a “Tyler Material Adverse Effect” may be taken into account), or (l) the loss or non-renewal of any customer, the termination or expiration of any Contract with any customer, or the failure to enter into any Contract with any prospective customer (it being understood that the facts or occurrences giving rise or contributing to such loss or non-renewal that are not otherwise excluded from this definition of a “Tyler Material Adverse Effect” may be taken into account, as well as the aggregate loss or non-renewal of multiple Contracts); provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e), (g), and (h), if such Effect has had a disproportionate adverse effect on Tyler or any Tyler Subsidiary relative to other companies operating in the industries in which Tyler and the Tyler Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a Tyler Material Adverse Effect exists or has occurred. “Tyler Restricted Stock Award” means a restricted stock award granted or awarded under the Tyler Stock Plan. “Tyler SEC Documents” has the meaning set forth in Section 5.4. “Tyler Stock Plan” means the Tyler, Inc. 2018 Stock Incentive Plan. “Tyler Subsidiary” means a Subsidiary of Tyler. “VEBA” has the meaning set forth in Section 4.16(a).

ANNEX II Interpretation 1. All references to Sections, Articles, Exhibits, or Annexes are to Sections, Articles, Exhibits, or Annexes of this Agreement. 2. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision. 3. Accounting terms that are not otherwise defined in this Agreement have the meanings given to them under GAAP, and if the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control. 4. “$” refers to U.S. dollars. 5. The terms “include,” “includes,” and “including” are not limiting, but rather shall be deemed to be followed by the words “without limitation” if such words or the equivalent thereof are not present. 6. The term “and/or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” 7. The terms defined in Annex I and elsewhere in this Agreement include the plural as well as the singular. 8. Pronouns refer to the masculine, feminine, or neuter gender as the identity of the applicable Person may require. 9. Captions and headings are only for reference. 10. The term “day” refers to a calendar day unless expressly identified as a Business Day.